                                                                     EXHIBIT 4.1





                     FUND AMERICA INVESTORS CORPORATION II

                                    SELLER,


                            ICI FUNDING CORPORATION

                                MASTER SERVICER

                                      and

                   BANKERS TRUST COMPANY OF CALIFORNIA, N.A.

                                    TRUSTEE


                   __________________________________________

                        POOLING AND SERVICING AGREEMENT

                           Dated as of April 1, 1996

                   __________________________________________



                     Fund America Investors Corporation II
                       Mortgage Pass-Through Certificates

                                 Series 1996-A

                               TABLE OF CONTENTS


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
                                                            ARTICLE I


Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-1

                                                        ARTICLE II

                              Conveyance of Mortgage Loans;Original Issuance of Certificates


Section 2.01     Conveyance of Mortgage Loans to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  II-1
Section 2.02     Acceptance of Mortgage Loans by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  II-2
Section 2.03     Representations, Warranties and Covenants of the
                 Master Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  II-4
Section 2.04     Substitution of Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  II-6
Section 2.05     Representations and Warranties of the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . .  II-7
Section 2.06     Issuance of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  II-8
Section 2.07     Representations and Warranties Concerning the Seller . . . . . . . . . . . . . . . . . . . . . . .  II-8

                                                            ARTICLE III


                                      Administration and Servicing of Mortgage Loans

Section 3.01     Master Servicer to Assure Servicing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . III-1
Section 3.02     Sub-Servicing Agreements Between Master Servicer and Sub-Servicers . . . . . . . . . . . . . . . . III-2
Section 3.03     Successor Sub-Servicers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . III-2
Section 3.04     Liability of the Master Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . III-3
Section 3.05     Assumption or Termination of Sub-Servicing Agreements by Trustee . . . . . . . . . . . . . . . . . III-3
Section 3.06     Collection of Mortgage Loan Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . III-4
Section 3.07     Collection of Taxes, Assessments and Similar Items; Servicing Accounts . . . . . . . . . . . . . . III-4
Section 3.08     Access to Certain Documentation and Information
                 Regarding the Mortgage Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . III-5
Section 3.09     Maintenance of Primary Insurance Policies; Collection Thereunder . . . . . . . . . . . . . . . . . III-6
Section 3.10     Maintenance of Hazard Insurance and Fidelity Coverage  . . . . . . . . . . . . . . . . . . . . . . III-6
Section 3.11     Due-on-Sale Clauses; Assumption Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . III-8
Section 3.12     Realization Upon Defaulted Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . III-9
Section 3.13     Trustee to Cooperate; Release of Mortgage Files  . . . . . . . . . . . . . . . . . . . . . . . .  III-10

Section 3.14     Servicing and Master Servicing Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . .  III-11
Section 3.15     Annual Statement of Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  III-11
Section 3.16     Annual Independent Public Accountants' Servicing Report  . . . . . . . . . . . . . . . . . . . .  III-12
Section 3.17     Additional Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  III-13
Section 3.18     Optional Purchase of Defaulted Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . .  III-13

                                                        ARTICLE IV

                                                         Accounts

Section 4.01     Protected Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  IV-1
Section 4.02     Certificate Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  IV-2
Section 4.03     Permitted Withdrawals and Transfers from the Certificate Account . . . . . . . . . . . . . . . . .  IV-4
Section 4.04     Custody Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  IV-6

                                                        ARTICLE V

                                                       Certificates


Section 5.01     Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . V-1
Section 5.02     Registration of Transfer and Exchange of Certificates  . . . . . . . . . . . . . . . . . . . . . . . V-5
Section 5.03     Mutilated, Destroyed, Lost or Stolen Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . V-9
Section 5.04     Persons Deemed Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . V-9


                                                        ARTICLE VI

                                              Payments to Certificateholders


Section 6.01     Distributions on the Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  VI-1
Section 6.02     Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  VI-3
Section 6.03     Statements to Certificateholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  VI-3
Section 6.04     Reports to the Trustee, the Bond Insurer and the Master Servicer . . . . . . . . . . . . . . . . .  VI-4
Section 6.05     Monthly Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  VI-4
Section 6.06     Compensating Interest Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  VI-7
Section 6.07     Reports of Foreclosures and Abandonment of Mortgaged Property  . . . . . . . . . . . . . . . . . . VI-10


                                  ARTICLE VII

                              The Master Servicer

Section 7.01     Liabilities of the Master Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . VII-1
Section 7.02     Merger or Consolidation of the Master Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . VII-1
Section 7.03     Indemnification of the Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . VII-1
Section 7.04     Limitation on Liability of the Master Servicer and Others  . . . . . . . . . . . . . . . . . . . . VII-1
Section 7.05     Master Servicer Not to Resign  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . VII-2
Section 7.06     Appointment of Office or Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . VII-3
Section 7.07     Sale and Assignment of Master Servicing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . VII-3

                                                       ARTICLE VIII

                                                         Default

Section 8.01     Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  VIII-1
Section 8.02     Trustee to Act; Appointment of Successor . . . . . . . . . . . . . . . . . . . . . . . . . . . .  VIII-2
Section 8.03     Notification to Certificateholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  VIII-3
Section 8.04     Waiver of Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  VIII-3
Section 8.05     List of Certificateholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  VIII-4

                                                        ARTICLE IX

                                                  Concerning the Trustee

Section 9.01     Duties of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  IX-1
Section 9.02     Certain Matters Affecting the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  IX-2
Section 9.03     Trustee Not Liable for Certificates or Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . .  IX-4
Section 9.04     Trustee May Own Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  IX-4
Section 9.05     Trustee's Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  IX-4
Section 9.06     Eligibility Requirements for Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  IX-5
Section 9.07     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  IX-5
Section 9.08     Resignation and Removal of the Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  IX-5
Section 9.09     Successor Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  IX-6
Section 9.10     Merger or Consolidation of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  IX-7
Section 9.11     Appointment of Co-Trustee or Separate Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . .  IX-7
Section 9.12     Master Servicer Shall Provide Information as Reasonably Required . . . . . . . . . . . . . . . . .  IX-8
Section 9.13     Federal Information Returns and Reports to
                 Certificateholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  IX-8

                                   ARTICLE X

                                  Termination

Section 10.01    Termination Upon Repurchase by ICI Funding or its Designee or
        Liquidation of All Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . X-1
Section 10.02    Additional Termination Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . X-3

                                                        ARTICLE XI

                                                 Miscellaneous Provisions

Section 11.01    [Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  XI-1
Section 11.02    Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  XI-1
Section 11.03    Recordation of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  XI-2
Section 11.04    Limitation on Rights of Certificateholders . . . . . . . . . . . . . . . . . . . . . . . . . . . .  XI-2
Section 11.05    Acts of Certificateholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  XI-3
Section 11.06    [Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  XI-4
Section 11.07    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  XI-4
Section 11.08    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  XI-4
Section 11.09    Severability of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  XI-4
Section 11.10    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  XI-4
Section 11.11    Article and Section Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  XI-4
Section 11.12    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  XI-5
Section 11.13    Notice to Rating Agencies and Bond Insurer . . . . . . . . . . . . . . . . . . . . . . . . . . . .  XI-5
Section 11.14    Rights of the Bond Insurer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  XI-5

                                                         EXHIBITS

Exhibit A      -  Form of Certificates
Exhibit B      -  Mortgage Loan Schedule
Exhibit C      -  Representations and Warranties of IMH Assets
                   Regarding the Mortgage Loans
Exhibit D      -  Form of  Request for Release
Exhibit E      -  Form of Purchaser Representation Letter
Exhibit F      -  Form of Trustee's Initial Certification
Exhibit G      -  Form of Trustee's Final Certification

                        POOLING AND SERVICING AGREEMENT

         Pooling and Servicing Agreement dated as of April 1, 1996, among Fund America Investors Corporation II, a Delaware corporation, as the seller (the "Seller"), ICI Funding Corporation, a California corporation ("ICI Funding"), as master servicer (the "Master Servicer"), and Bankers Trust Company of California, N.A., a national banking association, as trustee (the "Trustee").

                             PRELIMINARY STATEMENT

         On or prior to the Closing Date, the Seller will acquire the Mortgage Loans from IMH Assets Corp., a California corporation ("IMH Assets"). IMH Assets acquired the Mortgage Loans from its parent, Imperial Credit Mortgage Holdings, Inc., a California corporation ("Imperial Holdings"). On the Closing Date, the Seller will convey the Mortgage Loans and certain other property to the Trust Fund and receive in consideration therefor a Certificate evidencing the entire beneficial ownership interest in the Trust Fund. ICI Funding will be the Master Servicer for the Mortgage Loans.

         The Seller will cause the Certificate to be pledged to Bankers Trust Company of California, N.A., as indenture trustee (the "Indenture Trustee") under an Indenture (the "Indenture") to be dated as of April 1, 1996 between Fund America Investors Trust V, as settlor, and the Indenture Trustee, in connection with the issuance of the Fund America Investors Trust V Collateralized Mortgage Obligations, Series 1996-A (the "Bonds").

         The Mortgage Loans will have an Outstanding Principal Balance as of the Cutoff Date, after deducting all Scheduled Principal due on or before the Cutoff Date, of $301,578,036. The initial principal amount of the Certificate will not exceed such Outstanding Principal Balance.

         In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:

                                   ARTICLE I.

                                  Definitions

         Whenever used in this Agreement, the following words and phrases, unless otherwise expressly provided or unless the context otherwise requires, shall have the meanings specified in this Article.

         Account: The Custody Account, the Certificate Account, the Protected Accounts or the Servicing Accounts as the context may require.

         Accrued Certificate Interest: For any Certificate for any Distribution Date, the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Current Principal Amount of such Certificate immediately prior to such Distribution Date. All distributions of interest will be calculated on the basis of the actual number of days in the Interest Accrual Period and on a 360-day year. Accrued Certificate Interest for a Certificate shall be reduced by the excess of (i) the amount of any Interest Shortfall and Interest Losses for the related Distribution Date over (ii) Compensating Interest Payments with respect to the related Prepayment Period. Any such resulting excess shall be allocated to the amount of Accrued Certificate Interest that would have resulted absent such Interest Shortfall and Interest Losses.

         Adjustable Rate Mortgage Loan: A Mortgage Loan with a Mortgage Rate that is subject to periodic adjustment calculated on the basis of the LIBOR Index, plus an applicable Gross Margin. Each Adjustable Rate Mortgage Loan is secured by a first lien on the related Mortgaged Property.

         Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, each annual adjustment date, which is the first day of the month in which the Mortgage Rate of such Adjustable Rate Mortgage Loan changes pursuant to the related Mortgage Note.

         Advancing Date: The fourth Business Day preceding the related Distribution Date.

         Affiliate: As to any Person, any other Person controlling, controlled by or under common control with such Person. "Control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlled" and "Controlling" have meanings correlative to the foregoing. The Trustee may conclusively presume that a Person is not an Affiliate of another Person unless a Responsible Officer of the Trustee has actual knowledge to the contrary.

         Aggregate Stated Principal Balance: With respect to the Mortgage Loans and a Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans with respect to such Distribution Date.

         Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         Anniversary Determination Date: The Determination Date occurring in May of each year that the Certificates are outstanding, commencing in May, 1996.

         Applicable Credit Rating: A rating of "AAA," in the case of S&P, or "Aaa," in the case of Moody's, for any long-term deposit or security; a rating of "A-1+," in the case of S&P, or "P-1," in the case of Moody's, for any short-term deposit or security; or a rating of "AAAm," in the case of S&P, or "Aaa," in the case of Moody's, for any Permitted Investment listed in clause (viii) of the definition thereof.

         Appraised Value: For any Mortgaged Property, the amount set forth as the appraised value of such Mortgaged Property in an appraisal made for the mortgage originator in connection with its origination of the related Mortgage Loan.

         Assumed Final Distribution Date: With respect to the Certificate, the Distribution Date in April 2026.

         Balloon Loan: A Mortgage Loan, the Mortgage Note with respect to which provides for regular monthly payments of principal and interest computed on the basis of an amortization term that is longer than the related term to stated maturity, with a balloon payment due at stated maturity which is significantly larger than the regular monthly payments.

         Bankruptcy Code: The United States Bankruptcy Code, as amended, as codified in 11 U.S.C. Sections 101-1330.

         Bankruptcy Coverage Termination Date: The Distribution Date upon which the Bankruptcy Loss Amount has been reduced to zero or a negative number.

         Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction.

         Bankruptcy Loss Amount: As of any Determination Date prior to the first Anniversary Determination Date, the Bankruptcy Loss Amount shall equal $100,000, as reduced by the aggregate amount of Deficient Valuations and Debt Service Reductions since the Cutoff Date. As of any Determination Date after the first Anniversary Determination Date, other than an Anniversary Determination Date, the Bankruptcy Loss Amount shall equal the Bankruptcy Loss Amount on the immediately preceding Anniversary Determination Date as reduced by the aggregate amount of Deficient Valuations and Debt Service Reductions since such preceding Anniversary Determination Date. As of any Anniversary Determination Date, the Bankruptcy Loss Amount shall equal the lesser of (x) the Bankruptcy Loss Amount as of the preceding Determination Date as reduced by any Deficient Valuations and Debt Service Reductions for the preceding Distribution Date, and (y) the

S&P Formula Amount for such Anniversary Determination Date. The Bankruptcy Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, (i) the Master Servicer shall obtain written confirmation from each Rating Agency that such reduction shall not adversely affect the then-current rating assigned to the Bonds by such Rating Agency and shall provide a copy of such written confirmation to the Trustee and (ii) the Bond Insurer shall have consented to such reduction .

         Bond Insurance Policy: The Financial Guaranty Insurance Policy (No. 50458--N) dated the Closing Date, including any endorsements thereto, issued by the Bond Insurer for the benefit of the holders of the Bonds.

         Bond Insurer: Financial Security Assurance, Inc. or its successors in interest.

         Bond Insurer Default: The existence and continuance of a failure by the Bond Insurer to make a payment required under the Bond Insurance Policy in accordance with its terms.

         Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the State of New York or such state in which the Corporate Trust office is located are authorized or obligated by law or executive order to be closed.

         Certificate: Any mortgage pass-through certificate evidencing a beneficial ownership interest in the Trust Fund signed and countersigned by the Trustee in substantially the form annexed hereto as Exhibit A, with the blanks therein appropriately completed.

         Certificate Account: The trust account or accounts created and maintained pursuant to Section 4.02, which shall be denominated "Bankers Trust Company of California, N.A., as Trustee f/b/o holders of Fund America Investors Corporation II Mortgage Pass-Through Certificates, Series 1996-A - Certificate Account."

         Certificate Account Advance: As of any Advancing Date, the amount on deposit in a Protected Account or Custody Account which is not required to be transferred to the Certificate Account for distribution during the calendar month in which such Advancing Date occurs but which is deposited in the Certificate Account and used to make a distribution to Certificateholders during such calendar month on account of Scheduled Payments on the Mortgage Loans due on the Due Date for such month not being paid on or before such Advancing Date except insofar as such unpaid amounts are the result of application of the Relief Act.

         Certificate Owner: Any Person who is the beneficial owner of a Certificate.

         Certificate Register: The register maintained pursuant to Section 5.02(a).

         Certificateholder: A Holder of a Certificate. For so long as the Bonds are outstanding, the Certificateholder shall be Bankers Trust Company of California, N.A., or its successor, as Indenture Trustee, for the benefit of the holders of the Bonds.

         Closing Date:  April 25, 1996.

         Code:  The Internal Revenue Code of 1986, as amended.

         Compensating Interest Payments:  As defined in Section 6.06.

         Converted Mortgage Loan: Each Convertible Mortgage Loan, the Mortgage Rate of which has been converted at the option of the Mortgagor from an adjustable Mortgage Rate to a fixed Mortgage Rate.

         Convertible Mortgage Loan: An Adjustable Rate Mortgage Loan that by its terms and subject to certain conditions allows the Mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

         Corporate Trust Office: The office of the Trustee at which at any particular time its corporate trust business is administered, which office, at the date of the execution of this Agreement, is located at 3 Park Plaza, 16th Floor, Irvine, California 92714, Attention: Fund America/ICI 1996-A.

         Cumulative Loss Amount: With respect to any Distribution Date, a fraction, expressed as a percentage, equal to (i) the principal portion of all Realized Losses incurred with respect to the Mortgage Loans during all prior Prepayment Periods divided by (ii) the Cutoff Date Balance.

         Current Principal Amount: With respect to any Certificate as of any Distribution Date, the initial principal amount of such Certificate reduced by
(A) the sum of (i) all amounts distributed on previous Distribution Dates on such Certificate with respect to principal and (ii) the principal portion of all Realized Losses allocated prior to such Distribution Date to such Certificate.

         Custody Account:  A trust account created and maintained pursuant to
Section 4.04.

         Cutoff Date:  April 1, 1996.

         Cutoff Date Balance:  $301,578,036.

         Debt Service Reduction: With respect to a Mortgage Loan and as of any Determination Date, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, except a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

         Debtor Relief Laws: Any applicable liquidation, conservatorship, receivership, bankruptcy, insolvency, rearrangement, moratorium, reorganization, or similar debtor relief laws affecting the rights of creditors generally from time to time in effect.

         Defaulted Mortgage Loan: Any Mortgage Loan as to which the Mortgagor has failed to make unexcused payment in full of three or more consecutive scheduled payments of principal and interest.

         Deficiency Amount: With respect to the Certificates as of any Distribution Date the sum of (i) any shortfalls in amounts available in the Certificate Account to pay one month's interest for the related Interest Accrual Period on the Current Principal Amount thereof at the then applicable Pass-Through Rate, net of any Interest Shortfalls, (ii) any Realized Loss and
(iii) following the termination of the Trust Fund pursuant to Section 10.01, any excess of (A) the Current Principal Amount of the Certificates, over (B) the Distributable Funds for such date remaining after payment of interest on the Certificates.

         Deficient Valuation: As to any Mortgage Loan and as of any Determination Date, (i) the excess of (a) the then Outstanding Principal Balance of such Mortgage Loan over (b) the valuation by a court of competent jurisdiction of the related Mortgaged Property; or (ii) any reduction in the principal element of a Monthly Payment that constitutes a permanent forgiveness of principal, each as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code.

         Definitive Certificates: The meaning specified in Subsection 5.01(b) hereof.

         Delinquency Ratio: With respect to a Due Period, a fraction, expressed as a percentage, equal to (i) the aggregate of the Stated Principal Balances of all Mortgage Loans that are 60 days or more delinquent (including Mortgage Loans in foreclosure and Mortgage Loans relating to REO Properties) as of the last day of such Due Period divided by (ii) the aggregate of the Stated Principal Balances of all of the Mortgage Loans as of such last day of such Due Period.

         Designated Depository Institution: A depository institution (commercial bank, mutual savings bank or savings and loan association) or trust company (which may include the Trustee), the deposits of which are fully insured by the FDIC to the extent provided by law.

         Determination Date: The earlier of (i) the third Business Day preceding the related Distribution Date or (ii) the 20th day of the month in which such Distribution Date occurs or, if the 20th day of such month is not a Business Day, then the immediately preceding Business Day.

         Distributable Funds: With respect to any Distribution Date, an amount equal to the aggregate of the following amounts with respect to the Mortgage
Loans: (a) all previously undistributed payments on account of principal (including the principal portion of Scheduled Payments received before the Cutoff Date but due after the Cutoff Date, Principal Prepayments and the principal portion of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cutoff Date and on or prior to the related Determination Date, (b) any Monthly Advances (including Certificate Account Advances) and Compensating Interest Payments by the Master Servicer with respect to such Distribution Date and (c) any amount reimbursed by the Master Servicer pursuant to Subsections 4.02(d) and 4.04(d) in connection with losses on Permitted Investments, except:

                 (i)      all payments that were due on or before the Cutoff
         Date;

                 (ii) all Principal Prepayments and Liquidation Proceeds received during the month in which such Distribution Date occurs and all related payments of interest;

                 (iii) all payments, other than Principal Prepayments, that represent early receipt of Scheduled Payments due on a date or dates subsequent to the Due Date in the month in which such Distribution Date occurs;

                 (iv) amounts received on particular Mortgage Loans as late payments or recoveries of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances or Certificate Account Advances;

                  (v) amounts of Monthly Advances determined to be Nonrecoverable Advances; and

                 (vi) amounts permitted to be withdrawn from the Certificate Account pursuant to Subsection 4.03(a).

         Distribution Date: The 25th day of any month, beginning in the month immediately following the month of the initial issuance of the Certificates, or, if such 25th day is not a Business Day, the Business Day immediately following.

         Due Date: With respect to each Mortgage Loan, the first day of each month, on which its Scheduled Payment is due.

         Due Period: With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending at the close of business on the first day of the month in which the Distribution Date occurs.

         ERISA:  Employee Retirement Income Security Act of 1974, as amended.

         Event of Default:  An event described in Section 8.01.

         Excess Bankruptcy Loss: Any Bankruptcy Loss, or portion thereof, (i) occurring after the Bankruptcy Coverage Termination Date or (ii) if on such date, in excess of the then-applicable Bankruptcy Loss Amount.

         Excess Fraud Loss: Any Fraud Loss, or portion thereof, (i) occurring after the Fraud Coverage Termination Date or (ii) if on such date, in excess of the then-applicable Fraud Loss Amount.

         Excess Liquidation Proceeds: The amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceed the sum of (i) the Outstanding Principal Balance of such Mortgage Loan and accrued but unpaid interest at the related Mortgage Rate through the related Liquidation Date, plus (ii) related Liquidation Expenses, to the extent that such amount is not required by law to be paid to the related Mortgagor.

         Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof, (i) occurring after the Special Hazard Termination Date or (ii) if on such date, in excess of the then-applicable Special Hazard Loss Amount.

         FDIC:  Federal Deposit Insurance Corporation or any successor thereto.

         FHLMC: Federal Home Loan Mortgage Corporation or any successor thereto.


         Fixed Rate Mortgage Loan: A Mortgage Loan with a Mortgage Rate that is fixed for the life of such Mortgage Loan. Each Fixed Rate Mortgage Loan is secured by a second lien on the related Mortgaged Property that is subordinate to the related first lien mortgage loan with respect to such Mortgaged Property.

         FNMA:  Federal National Mortgage Association or any successor thereto.

         Fraud Coverage Termination Date: The Distribution Date upon which the related Fraud Loss Amount has been reduced to zero or a negative number.

         Fraud Loss: Any Realized Loss attributable to fraud in the origination of the related Mortgage Loan.

         Fraud Loss Amount:  As of any Distribution Date after the Cutoff Date,
(x) prior to the first anniversary of the Cutoff Date, an amount equal to $9,047,341 minus the aggregate amount of Fraud Losses that would have been allocated to the Certificates in accordance with Section 6.03 hereof in the absence of the Loss Allocation Limitation since the Cutoff Date; (y) from the first to the second anniversary of the Cutoff Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cutoff Date and (b) 2.00% of the aggregate Outstanding Principal Balance of all of the Mortgage Loans as of the most recent anniversary of the Cutoff Date minus (2) the Fraud Losses that would have been allocated to the Certificates in accordance with Section 6.03 in the absence of the Loss Allocation Limitation since the most recent anniversary of the Cutoff Date; and (z) from the second through the fifth anniversary of the Cutoff Date, an amount equal to
(1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cutoff

Date and (b) 1.00% of the aggregate Outstanding Principal Balance of all of the Mortgage Loans as of the most recent anniversary of the Cutoff Date minus (2) the Fraud Losses that would have been allocated to the Certificates in accordance with Section 6.03 in the absence of the Loss Allocation Limitation since the most recent anniversary of the Cutoff Date. After the fifth anniversary of the Cutoff Date the Fraud Loss Amount shall be zero.

         Guaranty Agreement: The Guaranty Agreement dated as of April 25, 1996 between Imperial Holdings and the Seller with respect to certain obligations of IMH Assets under the Seller Contract.

         Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the LIBOR Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Adjustable Rate Mortgage Loan.

         Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, subject to Subsection 11.05(e), solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Seller, the Master Servicer or the Trustee or any Affiliate thereof shall be deemed not to be outstanding and the Fractional Undivided Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Fractional Undivided Interests necessary to effect any such consent has been obtained.

         ICI Funding: ICI Funding Corporation, a California corporation, or its successors in interest.

         Indemnified Persons: The Trustee, its employees and any separate co-trustee.

         Independent: When used with respect to any specified Person, this term means that such Person (a) is in fact independent of the Seller or the Master Servicer and of any Affiliate of the Seller or the Master Servicer, (b) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer, or any Affiliate of the Seller or the Master Servicer, and (c) is not connected with the Seller or the Master Servicer, or any Affiliate as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         Insurance Policy: With respect to any Mortgage Loan, any Primary Insurance Policy, standard hazard insurance policy, flood insurance policy or title insurance policy.

         Insurance Proceeds: Amounts paid by the insurer under any Insurance Policy covering any Mortgage Loan or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note or Security Instrument and other than amounts used to repair or restore the Mortgaged Property or to reimburse Insured Expenses.

         Insured Expenses:  Expenses covered by any Insurance Policy.

         Insurer:  Any issuer of an Insurance Policy.

         Interest Accrual Period: With respect to each Distribution Date for the Certificates, the calendar month preceding the month in which the Distribution Date occurs.

         Interest Determination Date: With respect to any Adjustable Rate Mortgage Loan and any Interest Accrual Period, the second London Business Day preceding the commencement of such Interest Accrual Period.

         Interest Losses: The interest portion of any Excess Bankruptcy Losses, Excess Fraud Losses, Excess Special Hazard Losses, Realized Losses and Debt Service Reductions.

         Interest Shortfall: With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Voluntary Principal Prepayment, or constitutes a Relief Act Mortgage Loan, an amount determined as follows:

                 (a) partial principal prepayments: one month's interest at the applicable Net Mortgage Rate on the amount of such prepayment;

                 (b)      principal prepayments in full: the difference between
         (i) one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Mortgage Rate) received at the time of such prepayment;

                 (c) as to any Relief Act Mortgage Loan, the excess of (i) 30 days' interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on the Stated Principal Balance thereof (or, in the case of a principal prepayment in part, on the amount so prepaid) at the related Net Mortgage Rate over (ii) 30 days' interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on such Stated Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Net Mortgage Rate required to be paid by the Mortgagor as limited by application of the Relief Act.

         LIBOR: With respect to an Adjustable Rate Mortgage Loan and any Interest Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of the offered rates of the Reference Banks for six-month U.S. dollar deposits, as such rates appear on the Reuters Screen LIBO page, as of 11:00 a.m. (London time) on such Interest Determination Date. On each Interest Determination Date, LIBOR for the related Interest Accrual Period will be established by the Trustee as follows:

         (i) if on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards, if necessary, to the nearest whole multiple of 0.0625%).

         (ii) if on such Distribution Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Interest Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and
                 (ii) the Reserve Interest Rate.

         LIBOR Index: With respect to each Adjustable Rate Mortgage Loan, the index specified in the Mortgage Note used to determine the Mortgage Rate on such Adjustable Rate Mortgage Loan. If the LIBOR Index is no longer available, the Master Servicer will choose a new index in accordance with Section 2.03(x) hereof.

         Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Master Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

         Liquidation Date: With respect to any Liquidated Mortgage Loan, the date on which the Master Servicer has certified that such Mortgage Loan has become a Liquidated Mortgage Loan.

         Liquidation Expenses: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer and not recovered by the Master Servicer under any Primary Insurance Policy for reasons other than the Master Servicer's failure to ensure the maintenance of or compliance with a Primary Insurance Policy, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys, fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

         Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through trustee's sale, foreclosure sale, Insurance Proceeds, condemnation proceeds or otherwise.

         Loan Summary and Remittance Report: The report to be submitted by the Master Servicer to the Trustee pursuant to Subsection 6.07(b).

         Loan-to-Value Ratio: The fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Original Value of the related Mortgaged Property.

         London Business Day: Any day on which banks in the City of London are open and conducting transactions in U.S. dollars.

         Loss Allocation Limitation: The meaning specified in Section 6.03(d) hereof.

         Master Servicer: With respect to the Mortgage Loans, ICI Funding, or its successor in interest, or any successor master servicer with respect to the Mortgage Loans appointed as herein provided.

         Master Servicing Fee: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Stated Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the Master Servicing Fee Rate.

         Master Servicing Fee Rate: With respect to each Adjustable Rate Mortgage Loan, the per annum rate of 0.375% and with respect to each Fixed Rate Mortgage Loan, the per annum rate of 0.25%.

         Maximum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

         Minimum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

         Monthly Advance: The advance (including a Certificate Account Advance) required to be made by the Master Servicer on the related Advancing Date pursuant to Section 6.08.

         Monthly Payment: With respect to any Mortgage Loan and any month, the related Scheduled Payment.

         Moody's: Moody's Investors Service Inc., and its successors in interest.

         Mortgage File: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         Mortgage Loan: A mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.04 and held as a part of the Trust Fund, as identified in the Mortgage Loan Schedules, including a mortgage loan the property securing which has become an REO Property.

         Mortgage Loan Schedules: The schedules, attached hereto as Exhibit B with respect to the Mortgage Loans, and as amended from time to time to reflect the repurchase or substitution of Mortgage Loans pursuant to this Agreement.

         Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under the related Mortgage Loan.

         Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan that is not a Converted Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate, (1) as of any date of determination until the first Adjustment Date following the Cutoff Date shall be the rate set forth in the related Mortgage Loan Schedule as the Mortgage Rate in effect for the Due Period immediately following the Cutoff Date and (2) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded either to the nearest or to the next highest 0.125% as provided in the related Mortgage Note, of the LIBOR Index, as most recently available as of a date prior to the Adjustment Date as set forth in the related Mortgage Note, plus the related Gross Margin; provided that the Mortgage Rate on such Adjustable Rate Mortgage Loan on any Adjustment Date shall never be more than the lesser of (i) the sum of the Mortgage Rate in effect immediately prior to the Adjustment Date plus the related Periodic Rate Cap, if any, and (ii) the related Maximum Mortgage Rate, and shall never be less than the greater of (i) the Mortgage Rate in effect immediately prior to the Adjustment Date less the Periodic Rate Cap, if any, and (ii) the related Minimum Mortgage Rate.

         With respect to each Converted Mortgage Loan, the fixed annual rate at which interest accrues from time to time on such Converted Mortgage Loan.

         With respect to each Fixed Rate Mortgage Loan, the annual rate at which interest accrues from time to time on any Mortgage Loan pursuant to the related Mortgage Note, which rate is equal to the "Mortgage Rate" set forth with respect thereto on the related Mortgage Loan Schedule.

         With respect to each Mortgage Loan that has become an REO Property, as of any date of determination, the annual rate borne by the such Mortgage Loan immediately prior to the date such Mortgage Loan became an REO Property.

         Mortgaged Property: Land and improvements securing the indebtedness of a Mortgagor under the related Mortgage Loan or, in the case of REO Property, such REO Property.

         Mortgagor: The obligor on a Mortgage Note.

         Net Liquidation Proceeds: As to any Liquidated Mortgage Loan, Liquidation Proceeds net of (i) Liquidation Expenses which are payable therefrom to the Master Servicer in accordance with this Agreement and (ii) unreimbursed advances by the Master Servicer or related Sub-Servicer and Monthly Advances.

         Net Mortgage Rate: With respect to each Mortgage Loan, the Mortgage Rate in effect from time to time less the Master Servicing Fee Rate.

         Nonrecoverable Advance: Any advance (i) which was previously made or is proposed to be made by the Master Servicer; and (ii) which, in the good faith judgment of the Master Servicer, will not or, in the case of a proposed advance, would not, be ultimately recoverable by the Master Servicer from Liquidation Proceeds, Insurance Proceeds or future payments on any Mortgage Loan.

         Officer's Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President or Assistant Vice President of the Master Servicer and delivered to the Trustee, as required by this Agreement.

         Opinion of Counsel: A written opinion of counsel who is or are acceptable to the Trustee and who, unless required to be Independent (an "Opinion of Independent Counsel"), may be internal counsel for the Master Servicer.

         Original Value: Except in the case of a refinance Mortgage Loan, the lesser of the Appraised Value or sales price of Mortgaged Property at the time a Mortgage Loan is closed, and for a refinance Mortgage Loan, the Original Value is the value of such property set forth in an appraisal acceptable to the Master Servicer.

         Outstanding Mortgage Loan: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased pursuant to Sections 2.02, 2.03 or 3.19 or replaced pursuant to
Section 2.04.

         Outstanding Principal Balance: As of the time of any determination, the principal balance of a Mortgage Loan remaining to be paid by the Mortgagor, or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the Trust Fund.

         Pass-Through Rate: As to each Certificate, the per annum rate of interest equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans based on the Stated Principal Balances of the Mortgage Loans. Any monthly calculation of interest at the Pass-Through Rate shall be calculated on the basis of the actual number of days in the related Interest Accrual Period and on a 360 day year.

         Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

         Permitted Investments: Any one or more of the following obligations or securities:

                 (i) direct obligations of, and obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

                 (ii) (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Trustee acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Applicable Credit Rating or better from each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

                 (iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) (a) above where the Trustee holds the security therefor;

                 (iv) securities bearing interest or sold at a discount issued by any corporation (including the Trustee) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Outstanding Principal Balances and amounts of all the Mortgage Loans and Permitted Investments held as part of the Trust;

                 (v) commercial paper (including both noninterest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from each Rating Agency at the time of such investment;

                 (vi) a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity;

                 (vii) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to the Rating Agency; and

                 (viii) any money market funds the collateral of which consists of obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (which may include repurchase obligations secured by collateral described in clause (i)) and having the Applicable Credit Rating or better from each Rating Agency;

provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par; provided further, however that no Permitted Investment shall be purchased at a premium over par.

         Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Preference Amount: Any amount previously distributed to a Certificateholder that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

         Prepayment Period: With respect to any Distribution Date, the calendar month preceding the month of the Distribution Date.

         Primary Insurance Policy: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related Security Instrument, or any replacement policy therefor.

         Principal Prepayment: Any payment (whether partial or full) or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and the purchase price in connection with any purchase of a Mortgage Loan, any cash deposit in connection with the substitution of a Mortgage Loan, but excluding Liquidation Proceeds received at the time a Mortgage Loan becomes a Liquidated Mortgage Loan.

         Protected Account: A trust account established and maintained by the Master Servicer or any Sub-Servicer with respect to the Mortgage Loans or with respect to REO Property in a Designated Depository Institution for receipt of principal and interest and other amounts as described in Section 4.01.

         Qualified Insurer: Any insurance company duly qualified as such under the laws of the state or states in which the related Mortgaged Property or Mortgaged Properties is or are located, duly authorized and licensed in such state or states to transact the type of insurance business in which it is engaged and approved as an insurer by the Master Servicer, so long as the claims paying ability of which is acceptable to the Rating Agencies for collateralized mortgage obligations having the same rating as the Bonds rated by the Rating Agencies as of the Closing Date.

         Rating Agencies:  Moody's and S&P.

         Rating Agency Eligible Account: A depository account, including one maintained with the Trustee, which either (i) is maintained with the corporate trust department of a depository institution or trust company organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, acting in a fiduciary capacity or (ii) is maintained with an entity which is an institution whose deposits are insured by the FDIC, the unsecured and uncollateralized long-term debt obligations of which shall be rated "A" or better by S&P and A2 or better by Moody's, or one of the two highest short-term ratings by S&P and the highest short term rating by Moody's, and which is either (a) a federal savings association duly organized, validly existing and in good standing under the federal banking laws, (b) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (c) a national banking association under the federal banking laws, or (d) a principal subsidiary of a bank holding company.

         Realized Loss: With respect to a Mortgage Loan (A) as to any Liquidated Mortgage Loan, an amount (not less than zero) equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan immediately prior to the Liquidation Date, plus (ii) accrued and unpaid interest thereon at the Mortgage Rate through the last day of the month in which the Liquidation Date occurred, minus (iii) the Net Liquidation Proceeds, if any, received in respect of such Liquidated Mortgage Loan, and (B) without duplication of the foregoing, any Bankruptcy Loss, Special Hazard Loss or Fraud Loss incurred with respect to such Mortgage Loan.

         Record Date: With respect to any Distribution Date, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date.

         Reference Banks: Bankers Trust Company, Barclay's Bank PLC, The Bank of Tokyo and National Westminster Bank PLC and their successors in interest; provided that of any of the foregoing banks are not suitable to serve as a Reference Bank, than any leading banks selected by the Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Seller or any Affiliate thereof, (iii) whose quotations appear on the Reuters Screen LIBO page on the relevant Interest Determination Date and (iv) which have been designated as such by the Trustee.

         Reinvestment Agreements: One or more reinvestment agreements, acceptable to the Rating Agencies and the Bond Insurer, from a bank, insurance company or other corporation or entity (including the Trustee), having the Applicable Credit Rating.

         Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         Relief Act Mortgage Loan: Any Mortgage Loan as to which the Scheduled Payment thereof has been reduced due to the application of the Relief Act.

         REO Property: A Mortgaged Property acquired in the name of the Trustee, for the benefit of Certificateholders, by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

         Reporting Date: The 18th day of the month of the Distribution Date, or if such day is not a Business Day, the preceding Business Day.

         Repurchase Price: With respect to any Mortgage Loan (or any property acquired with respect thereto) repurchased pursuant to Section 2.02, 2.03 or 3.18, an amount equal to the sum of (i) 100% of the Outstanding Principal Balance of such Mortgage Loan as of the date of repurchase (or if the related Mortgaged Property was acquired with respect thereto, 100% of the Outstanding Principal Balance at the date of the acquisition) plus (ii) accrued but unpaid interest on the Outstanding Principal Balance at the related Mortgage Rate, through and including the last day of the month of repurchase increased by any previously unpaid or unreimbursed Master Servicing Fees or advances payable to the Master Servicer with respect to such Mortgage Loan.

         Request for Release: A request for release in the form attached hereto as Exhibit D.

         Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement with respect to such Mortgage Loan.

         Responsible Officer: Any officer assigned to the corporate trust department or similar department of the Trustee (or any successor division or department thereto), and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         Rolling 60 Day Delinquency Rate: With respect to a Distribution Date, a number, expressed as a percentage, equal to the average of the Delinquency Ratios for each of the two (or one, in the case of the first Distribution Date) immediately preceding Due Periods.

         Rolling Twelve Month Loss Amount: With respect to a Distribution Date, an amount equal to a fraction, expressed as a percentage (i) in the case of each Distribution Date prior to the Distribution Date in April 1997, equal to (x) the aggregate of the principal portions all Realized Losses incurred with respect to the Mortgage Loans during all Prepayment Periods through the Prepayment Period with respect to such Distribution Date divided by (y) the Aggregate Stated Principal Balance of the Mortgage loans as of the Cutoff Date or (ii) in the case of each other Distribution Date, equal to (x) the aggregate of principal portions of all Realized Losses incurred with respect to the Mortgage Loans during the twelve preceding Prepayment Periods through the Prepayment Period with respect to such Distribution Date divided by (y) the Aggregate Stated Principal Balance of the Mortgage Loans with respect to the thirteenth preceding Distribution Date.

         Scheduled Interest:      The interest portion of any Scheduled
Payment.

         Scheduled Payment: With respect to any Mortgage Loan and any month, the scheduled payment or payments of principal and interest due during such month on such Mortgage Loan which either is payable by a Mortgagor in such month under the related Mortgage Note or, in the case of REO Property, would otherwise have been payable under the related Mortgage Note.

         Scheduled Principal:  The principal portion of any Scheduled Payment.

         Securities Act:  The Securities Act of 1933, as amended.

         Security Instrument: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

         Seller: Fund America Investors Corporation II, a Delaware corporation, or its successors in interest.

         Seller Contract: The Mortgage Loan Purchase Agreement dated as of April 25, 1996, among IMH Assets, as seller, and Fund America Investors Corporation II, as purchaser, and all amendments thereof and supplements thereto.

         Servicing Account: The separate trust account created and maintained by the Master Servicer or each Sub- Servicer with respect to the Mortgage Loans with respect to REO Property in a Designated Depository Institution for collection of taxes, assessments, insurance premiums and comparable items as described in Section 3.07.

         Servicing Amount: With respect to each Distribution Date, that amount, calculated on a monthly basis and on a Mortgage Loan by Mortgage Loan basis, equal to the sum of (i) with respect to each Mortgage Loan which has been prepaid in full during the related Prepayment Period, the product of (a) the amount of the Principal Prepayment, (b) the Master Servicing Fee Rate with respect to such Mortgage Loan and (c) a fraction, the numerator of which is the number of days elapsed from the Due Date in the month prior to the month of the Distribution Date to the date of Principal Prepayment and the denominator of which is 365, and (ii) with respect to all other Mortgage Loans, the product of
(x) the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month prior to the month of the Distribution Date and (y) one-twelfth of the Master Servicing Fee Rate with respect to such Mortgage Loan.

         Servicing Officer: Any officer of the Master Servicer or of an agent or independent contractor through which all or part of the Master Servicer's master servicing responsibilities are carried out, involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer as such list may from time to time be amended in accordance with the foregoing.

         S&P: Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

         S&P Formula Amount: As to each Anniversary Determination Date, the greater of (i) $100,000 and (ii) the product of (x) 0.06% and (y) the Stated Principal Balance of each Mortgage Loan as of the preceding Distribution Date remaining in the Trust whose original principal balance was 75% or greater of the Original Value thereof.

         Special Hazard Loss: (i) A Realized Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under Section 3.10 and (b) any loss caused by or resulting from:

         (1)     normal wear and tear;

         (2) conversion or other dishonest act on the part of the Trustee, the Master Servicer or any of their agents or employees; or

         (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Realized Loss suffered by the Trust Fund arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under Section 3.10.

         Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $4,322,657 minus the sum of (i) the aggregate amount of Special Hazard Losses and (ii) the Adjustment Amount (as defined below) as most recently calculated. On each anniversary of the Cutoff Date, the "Adjustment Amount" shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greatest of (A) 1.0% of the Outstanding Principal Balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) the highest percentage of Mortgage Loans by outstanding principal balances secured by Mortgaged Properties located in any single, five digit California zip code, and
(C) twice the Outstanding Principal Balance of the Mortgage Loan that has the largest outstanding Principal Balance on the Distribution Date immediately preceding such anniversary.

         Special Hazard Termination Date: The Distribution Date upon which the Special Hazard Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

         Stated Principal Balance: With respect to any Mortgage Loan, as of any date of determination, the principal balance of such Mortgage Loan as of the Cutoff Date as shown in the related Mortgage Loan Schedule, minus the sum of (i) the Scheduled Principal due on a Due Date subsequent to the Cutoff Date, to the extent received from the Mortgagor or advanced by the Master Servicer and distributed to Certificateholders on or before such date of determination, (ii) all Principal Prepayments received after the Cutoff Date, to the extent distributed to Certificateholders on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Master Servicer as recoveries of principal and distributed to Certificateholders on or before such date of determination, (iv) the principal portion of any Repurchase Price distributed to Certificateholders on or before such date of determination and
(v) any Realized Loss incurred with respect thereto, to the extent allocated to Certificateholders on or before such date of determination.

         Sub-Servicer: Any Person with which the Master Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

         Sub-Servicing Agreement: The written contract between the Master Servicer and a Sub-Servicer and any successor Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

         Substitute Mortgage Loan: A mortgage loan tendered to the Trustee pursuant to Section 2.04, in each case, in the opinion of the Master Servicer,
(i) which has an Outstanding Principal Balance not materially greater nor materially less than the Mortgage Loan for which it is to be substituted; (ii) which has a Mortgage Rate and Net Mortgage Rate not less than, and not materially greater than, such Mortgage Loan; (iii) which has a maturity date not materially earlier or later than such Mortgage Loan and not later than the latest maturity date of any Mortgage Loan; (iv) which is of the same property type and occupancy type as such Mortgage Loan; (v) which has a Loan-to-Value Ratio not greater than the Loan-to-Value Ratio of such Mortgage Loan; (vi) which is current in payment of principal and interest as of the date of substitution; and (vii) as to which the payment terms do not vary in any material respect from the payment terms of the Mortgage Loan for which it is to be substituted. The opinion of the Master Servicer shall be evidenced by an Officer's Certificate delivered to the Trustee.

         Trust Fund or Trust: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans and the other assets described in
Section 2.01(a).

         Trustee: Bankers Trust Company of California, N.A., or its successor in interest, or any successor trustee appointed as herein provided.

         Uninsured Cause: Any cause of damage to a Mortgaged Property or REO Property such that the complete restoration of such Mortgaged Property or REO Property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.10, without regard to whether or not such policy is maintained.

         Voluntary Principal Prepayment: With respect to any Distribution Date, any prepayment of principal received from the related Mortgagor on a Mortgage Loan.

                                  ARTICLE II.

                         Conveyance of Mortgage Loans;
                       Original Issuance of Certificates

         Section 2.01 Conveyance of Mortgage Loans to Trustee. (a) The Seller concurrently with the execution and delivery of this Agreement, sells, transfers and assigns to the Trustee without recourse all its right, title and interest in and to (i) the Mortgage Loans identified in the Mortgage Loan Schedules, including all interest and principal due with respect to the Mortgage Loans after the Cutoff Date, but excluding any payments of principal and interest due on or prior to the Cutoff Date; (ii) such assets as shall from time to time be credited or are required by the terms of this Agreement to be credited to the Certificate Account (excluding any income to the Master Servicer from Permitted Investments under Subsection 4.02(d)), (iii) such assets relating to the Mortgage Loans as from time to time may be held by the Master Servicer or a Sub-Servicer in Protected Accounts (excluding any income to the Master Servicer or any Sub-Servicer from Permitted Investments under Subsection 4.01(a)), (iv) such assets relating to the Mortgage Loans as from time to time may be held by the Trustee in the Custody Account (excluding any income to the Master Servicer from Permitted Investments under Section 4.04(d)), (v) any Servicing Accounts (to the extent the mortgagee has a claim thereto and excluding any income to the Master Servicer or Sub-Servicer or interest payable to Mortgagors pursuant to applicable law), (vi) any REO Property, (vii) the Required Insurance Policies and any amounts paid or payable by the Insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto), (viii) the Seller Contract to the extent provided in Subsection 2.03(b), (ix) the Guaranty Agreement, and (x) any proceeds of the foregoing.
In connection with the conveyance of Seller's right, title and interest in and to the Mortgage Loans and other assets of the Trust Fund pursuant to this Agreement, Seller is acting as agent of IMH Assets to facilitate the sale of the Bonds pursuant to the Indenture that is secured by the Certificates. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Trustee, as contemplated by this Agreement be, and be treated as, a sale. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Trustee to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held by a court to continue to be property of the Seller, then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the applicable Uniform Commercial Code, and (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Seller to the Trustee of a first priority perfected security interest in all of the Seller's right, title and interest in, to and under the Mortgage Loans and other assets in the Trust Fund.

         (b) In connection with the above transfer and assignment, the Seller hereby deposits with the Trustee, with respect to each Mortgage Loan,
(i) the original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee, (ii) the original Security Instrument, which shall have been recorded, with evidence of such recording indicated thereon, (iii) the assignment to the Trustee of the Security Instrument, with evidence of recording with respect to each

Mortgage Loan in the name of the Trustee thereon, (iv) all intervening assignments of the Security Instrument, if any, with evidence of recording thereon, (v) the original or a copy of the policy or certificate of primary mortgage guaranty insurance, to the extent available, if any, (vi) the original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance and (vii) originals of all assumption and modification agreements, if any; provided, however, that in lieu of the foregoing, the Seller may deliver the following documents, under the circumstances set forth below: (x) in lieu of the original policy of title insurance, the Seller may deliver a binder or commitment therefor, or, in California, a preliminary title report, or, in Iowa, an attorney's certificate;
(y) in lieu of the original Security Instrument or intervening assignments thereof which have been delivered or are being delivered to recording offices for recording and have not been returned to the Seller in time to permit their delivery as specified above, the Seller may deliver a true copy thereof with a certification by ICI Funding or the title company issuing the commitment for title insurance, on the face of such copy, substantially as follows: "Certified to be a true and correct copy of the original, which has been transmitted for recording"; and (z) in lieu of the Security Instrument, assignment to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from ICI Funding to such effect) the Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cutoff Date and prior to the Closing Date, the Seller, in lieu of delivering the above documents, may deliver to the Trustee a certification of a Servicing Officer to such effect and shall deposit all amounts paid in respect of such Mortgage Loans in the Certificate Account on the Closing Date. The Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) or such certified copies together with the original title insurance policy (or, if a master title policy has been issued by the title insurer, a mortgagee's certificate of title insurance) if a title insurance binder or commitment or other assurance of title was originally deposited, to the Trustee promptly after they are received. The Master Servicer shall cause, at its expense, the Security Instrument and intervening assignments, if any, and the assignment of the Security Instrument to the Trustee to be recorded not later than 180 days after the Closing Date.

         Section 2.02 Acceptance of Mortgage Loans by Trustee. (a) The Trustee acknowledges receipt of, subject to the exceptions it notes pursuant to the procedures described below, the documents (or certified copies thereof) referred to in Section 2.01 and declares that it holds and will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund as Trustee in trust for the use and benefit of all present and future Holders of the Certificates. No later than 45 days after the Closing Date (or, with respect to any Substitute Mortgage Loan, within 5 days after the receipt by the Trustee thereof and, with respect to any documents received beyond 45 days after the Closing Date, promptly thereafter), the Trustee agrees, for the benefit of the Certificateholders, to review each Mortgage File delivered to it and to execute and deliver, or cause to be executed and delivered, to the Seller, the Bond Insurer and the Master Servicer an Initial Certification in the form annexed hereto as Exhibit F. In conducting such review, the Trustee will ascertain whether all required documents described in Section 2.01(b) have been executed and received and whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans it has received, as identified in Exhibit B to this Agreement, as supplemented (provided, however, that with respect to those documents described in subclauses (b)(v) and (b)(vii) of Section 2.01, the Trustee's obligations shall extend only to documents actually delivered pursuant to such subsections). In performing any such review, the Trustee may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Trustee finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, the Trustee shall promptly notify IMH Assets and the Bond Insurer. IMH Assets shall correct or cure any such defect within 60 days from the date of notice from the Trustee of the defect and if IMH Assets is unable to cure such defect within such period, and if such defect materially and adversely affects value of the related Mortgage Loan or the interest of the Certificateholders in the related Mortgage Loan, IMH Assets shall, subject to Section 2.04, within 90 days from the Trustee's notification purchase such Mortgage Loan at the Repurchase Price; provided, however, that if such defect relates solely to the inability of IMH Assets to deliver the original Security Instrument or intervening assignments thereof, or a certified copy, because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, IMH Assets shall not be required to purchase such Mortgage Loan, if IMH Assets delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. Pursuant to the Guaranty Agreement, Imperial Holdings has guaranteed the obligation of IMH Assets to cure, repurchase or substitute a defective Mortgage Loan.

         (b) No later than 180 days after the Closing Date, the Trustee will review, for the benefit of the Certificateholders, the Mortgage Files and will execute and deliver or cause to be executed and delivered to the Seller, the Bond Insurer and the Master Servicer, a Final Certification in the form annexed hereto as Exhibit G. In conducting such review, the Trustee will ascertain whether (i) an original of each document required to be recorded has been returned from the recording office with evidence of recording thereon or a certified copy has been obtained from the recording office; and (ii) an original title insurance policy (or if a master title policy has been issued by the title insurer, a mortgagee's certificate of title insurance) has been delivered whenever a title insurance binder or commitment or other assurance of title was originally deposited. If the Trustee finds any document constituting part of the Mortgage File has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B or to appear defective on its face, the Trustee shall promptly notify IMH Assets and the Bond Insurer. IMH Assets shall correct or cure any such defect within 60 days from the date of notice from the Trustee of the defect and if IMH Assets is unable to cure such defect within such period, and if such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, IMH Assets shall, subject to Section 2.04, within 90 days from the Trustee's notification purchase such Mortgage Loan at the Repurchase Price; provided, however, that if such defect relates solely to the inability of IMH Assets to deliver the original Security Instrument or intervening assignments thereof, or a certified copy, because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, IMH Assets shall not be required to purchase such Mortgage Loan, if IMH Assets delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. Pursuant to the Guaranty Agreement, Imperial Holdings has guaranteed the obligation of IMH Assets to cure, repurchase or substitute a defective Mortgage Loan.

         (c) In the event that a Mortgage Loan is purchased by IMH Assets in accordance with Subsections 2.02(a) or (b) above or Section 3.19, the Master Servicer shall cause the Repurchase Price to be deposited into the Certificate Account on or prior to the Business Day prior to the Distribution Date on which the proceeds of such purchase are to be distributed to the Certificateholders and the Master Servicer shall provide a written notification of such deposit (which notification shall detail the components of the Repurchase Price), signed by a Servicing Officer, to the Trustee. Upon deposit of the Repurchase Price in the Certificate Account, the Trustee shall release to IMH Assets the related Mortgage File and shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by IMH Assets as are necessary to vest in IMH Assets title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which certification of the deposit of the Repurchase Price in the Certificate Account was received by the Trustee. The Trustee shall amend the applicable Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the Master Servicer, the Bond Insurer and the Rating Agencies of such amendment. The obligation of IMH Assets (or Imperial Holdings pursuant to the Guaranty Agreement) to repurchase any Mortgage Loan as to which such a defect in a constituent document exists shall be the sole remedy respecting such defect available to the Certificateholders or to the Trustee on their behalf.

         Section 2.03 Representations, Warranties and Covenants of the Master Servicer. (a) The Master Servicer hereby represents, warrants and covenants to the Seller, the Bond Insurer and the Trustee as of the Closing Date that:

                 (i) It is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and throughout the term of this Agreement will remain a corporation duly organized, validly existing and in good standing under the laws of such state or any state of reincorporation, and has the corporate power and authority to perform its obligations under this Agreement;

                 (ii) The execution and delivery of this Agreement have been duly authorized by all requisite corporate action;

                 (iii) This Agreement, assuming due authorization, execution, and delivery by the other parties hereto, will constitute its legal, valid and binding obligation, enforceable in accordance with its terms, except only as such enforcement may be limited by applicable Debtor Relief Laws and that certain equitable remedies may not be available regardless of whether enforcement is sought in equity or at law;

                 (iv) Its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not
         (A) violate its certificate of incorporation or bylaws (B) to its knowledge, violate any law or regulation, or any administrative or judicial decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which it is a party or which may be applicable to it or any of its assets;

                 (v)      To its best knowledge, after reasonable
         investigation, it is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would reasonably be expected to have consequences that would materially and adversely affect its financial condition or operations or its performance hereunder;

                 (vi) It does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement to be performed by it;

                 (vii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of its business;

                 (viii) No litigation is pending or, to its best knowledge, threatened against it, which could be reasonably expected to materially and adversely affect its entering into this Agreement or performing its obligations under this Agreement or which would have a material adverse effect on its financial condition;

                 (ix) As to each Mortgage Loan, the Seller Contract is in full force and effect; and

                 (x) In the event the LIBOR Index is not published or is otherwise unavailable, the Master Servicer, in accordance with the terms of the Mortgage Notes, will select a comparable alternative index over which it has no control and which is readily verifiable by Mortgagors.

         (b) The Seller hereby assigns to the Trustee, on behalf of the Bond Insurer and the Certificateholders, all of its right, title and interest in the Seller Contract (but none of its obligations) insofar as such contract relates to the representations and warranties set forth in Exhibit C hereto regarding the Mortgage Loans (including the substitution and repurchase obligations of IMH Assets); provided that the obligations of IMH Assets to substitute or repurchase a Mortgage Loan shall be the Trustee's, the Certificateholder's and the Bond Insurer's sole remedy for any breach thereof. At the request of the Trustee, the Seller shall take such actions as may be necessary to enforce the above right, title and interest on behalf of the Trustee and the Certificateholders or shall execute such further documents as the Trustee may reasonably require in order to enable the Trustee to carry out such enforcement.

         Section 2.04 Substitution of Mortgage Loans. Notwithstanding anything to the contrary in this Agreement, in lieu of purchasing a Mortgage Loan pursuant to Sections 2.02 or 2.03, IMH Assets may, no later than the date by which such purchase by IMH Assets would otherwise be required, tender to the Trustee a Substitute Mortgage Loan accompanied by an Officer's Certificate of IMH Assets that such Substitute Mortgage Loan conforms to the requirements set forth in the definition of "Substitute Mortgage Loan"; provided, however, that substitution pursuant to this Section 2.04 in lieu of purchase shall not be permitted after the termination of the two-year period beginning on the Closing Date. The Trustee shall examine the Mortgage File for any Substitute Mortgage Loan in the manner set forth in Section 2.02(a) and shall notify the Master Servicer and the Bond Insurer in writing, within five Business Days after receipt, whether or not the documents relating to the Substitute Mortgage Loan satisfy the requirements of the third sentence of Subsection 2.02(a). Within two Business Days after such notification, (i) the Master Servicer shall cause IMH Assets to deposit in the appropriate subaccount of the Certificate Account the amount, if any, by which the Outstanding Principal Balance as of the next preceding Due Date of the Mortgage Loan for which substitution is being made, after giving effect to Scheduled Principal due on such date, exceeds the Outstanding Principal Balance as of such date of the Substitute Mortgage Loan, after giving effect to Scheduled Principal due on such date, which amount shall be treated for the purposes of this Agreement as if it were the payment by IMH Assets of the Repurchase Price for the purchase of a Mortgage Loan by IMH Assets, or (ii) the Trustee, at the Master Servicer's direction, shall remit to the Master Servicer from amounts on deposit in the appropriate subaccount of the Certificate Account the amount, if any, by which the Outstanding Principal Balance as of the next preceding Due Date of the Mortgage Loan for which substitution is being made, after giving effect to Scheduled Principal due on such date, is less than the Outstanding Principal Balance as of such date of the Substitute Mortgage Loan, after giving effect to Scheduled Principal due on such date, which amount shall be paid to IMH Assets for the purposes of this Agreement as if it were an overpayment by IMH Assets of the Repurchase Price
for the purchase of a Mortgage Loan by IMH Assets.   After such notification to
IMH Assets, and, if any such excess exists, upon receipt of such deposit and of written notification thereof signed by a Servicing Officer, the Trustee shall accept such Substitute Mortgage Loan, which shall thereafter be deemed to be a Mortgage Loan hereunder. in the event of such a substitution, accrued interest on the Substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Trust Fund and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of IMH Assets. The Scheduled Principal on a Substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of IMH Assets and the Scheduled Principal on the Mortgage Loan for which the substitution is made due on such Due Date shall be the property of the Trust Fund. Upon acceptance of the Substitute Mortgage Loan, the Trustee shall release to IMH Assets the related Mortgage File related to any Mortgage Loan released pursuant to this Section 2.04 and shall execute and deliver all instruments of transfer or assignment, without recourse, in form as provided to it as are necessary to vest in IMH Assets title to and rights under any Mortgage Loan released pursuant to this Section 2.04. IMH Assets shall deliver the documents related to the Substitute Mortgage Loan in accordance with the provisions of Subsections 2.01(b) and 2.02(b), with the date of acceptance of the Substitute Mortgage Loan deemed to be the Closing Date for purposes of the time periods set forth in those Subsections. The representations and warranties set forth in Exhibit C shall be deemed to have been made by IMH Assets with respect to each Substitute Mortgage Loan as of the date of acceptance of such Mortgage Loan by the Trustee. The Trustee shall amend the applicable Mortgage Loan Schedule to reflect such substitution and shall provide a copy of such amended Mortgage Loan Schedule to the Master Servicer, the Bond Insurer and the Rating Agencies.

         Section 2.05 Representations, Warranties and Covenants of the Trustee. The Trustee hereby represents, warrants and covenants to the to the Seller, the Bond Insurer and the Master Servicer, as of the Closing Date (and in the case of paragraphs (v) and (vi) below throughout the term of the Agreement), that:

                 (i) The Trustee is a banking association duly organized, validly existing and in good standing under the laws of the United States of America with a principal place of business in Irvine, California;

                 (ii) Subject to the right of the Trustee to appoint a co-trustee or separate trustee under Section 9.11 hereof in order to meet the legal requirements of a particular jurisdiction, the Trustee has full power, authority and legal right to execute and deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and the Certificates;

                 (iii) To the best of the Trustee's knowledge, after reasonable investigation, the execution and delivery by the Trustee of this Agreement and the Certificates and the performance by the Trustee of its obligations under this Agreement and the Certificates will not violate any provision of the Trustee's Articles of Association or Bylaws or any law or regulation governing the Trustee or any order, writ, judgment or decree of any court, arbitrator or governmental authority or agency applicable to the Trustee or any of its assets.
         To the best of the Trustee's knowledge, after reasonable investigation, such execution, delivery and performance will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action with respect to, any governmental authority or agency regulating the activities of national banking associations. To the best of the Trustee's knowledge, after reasonable investigation, such execution, delivery and performance will not conflict with, or result in a breach or violation of, any material indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Trustee is a party or by which it or its properties is bound;

                 (iv) This Agreement has been duly executed and delivered by the Trustee. This Agreement and the Certificates, when executed and delivered, will constitute the valid, legal and binding obligations of the Trustee, enforceable against the Trustee in accordance with their terms, except as the enforcement thereof may be limited by applicable Debtor Relief

         Laws and that certain equitable remedies may not be available regardless of whether enforcement is sought in equity or at law;

                 (v) Funds held by the Trustee in the Certificate Account and the Custody Account shall be segregated on the books of the Trustee and shall be held by the Trustee in trust for the benefit of the Certificateholders; and

                 (vi) All funds received by the Trustee and required to be deposited in the Certificate Account and the Custody Account pursuant to this Agreement will be promptly so deposited.

         Section 2.06 Issuance of Certificates. The Trustee acknowledges the assignment to it of the Mortgage Loans and the other assets comprising the Trust Fund and, concurrently therewith, has signed, and countersigned and delivered to the Seller, in exchange therefor, Certificates in such authorized denominations representing such Fractional Undivided Interests as the Seller has requested.

         Section 2.07 Representations and Warranties Concerning the Seller. The Seller hereby represents and warrants to the Trustee, the Bond Insurer and the Master Servicer as follows:

                 (i) the Seller (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Seller's business as presently conducted or on the Purchaser's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

                 (ii) the Seller has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

                 (iii) the execution and delivery by the Seller of this Agreement have been duly authorized by all necessary corporate action on the part of the Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the articles of incorporation or by-laws of the Seller, except those conflicts, breaches or defaults. which would not reasonably be expected to have a material adverse effect on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

                 (iv) the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

                 (v) this Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

                 (vi) there are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened against the Seller, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Seller will be determined adversely to the Seller and will if determined adversely to the Seller materially and adversely affect the Seller's ability to enter into this Agreement or perform its obligations under this Agreement; and the Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

         Section 2.08 Restrictions on Modifications to Documents in Mortgage File. With respect to each Mortgage Loan, in no event shall either the Seller, the Master Servicer or the Trustee permit any modification of such Mortgage Loan or the related documents in the Mortgage File which would have the effect of changing (i) the interest rate on or term of such Mortgage Loan (other than, with respect to an Adjustable Rate Mortgage Loan, adjustments to such interest rate made pursuant to the existing terms of the related Mortgage
Note) or (ii) the outstanding principal balance of such Mortgage Loan (except with respect to actual payments of principal received with respect thereto).

                                  ARTICLE III.

                 Administration and Servicing of Mortgage Loans

         Section 3.01 Master Servicer to Assure Servicing. (a) The Master Servicer shall supervise, or take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans and any REO Property in accordance with this Agreement and its normal servicing practices, which generally conform to the standards of an institution prudently servicing mortgage loans for its own account and shall have full authority to do anything it reasonably deems appropriate or desirable in connection with such servicing and administration. The Master Servicer may perform its responsibilities relating to servicing through other agents or independent contractors, but shall not thereby be released from any of its responsibilities as hereinafter set forth. The authority of the Master Servicer, in its capacity as master servicer, and any Sub-Servicer acting on its behalf, shall include, without limitation, the power to (i) consult with and advise any Sub-Servicer regarding administration of a related Mortgage Loan, (ii) approve any recommendation by a Sub-Servicer to foreclose on a related Mortgage Loan, (iii) supervise the filing and collection of insurance claims and take or cause to be taken such actions on behalf of the insured person thereunder as shall be reasonably necessary to prevent the denial of coverage thereunder, and (iv) effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing a related Mortgage Loan, including the employment of attorneys, the institution of legal proceedings, the collection of deficiency judgments, the acceptance of compromise proposals, the filing of claims under any Primary Insurance Policy and any other matter pertaining to a delinquent Mortgage Loan. The authority of the Master Servicer shall include, in addition, the power on behalf of the Certificateholders, the Trustee or any of them to (i) execute and deliver customary consents or waivers and other instruments and documents, (ii) consent to transfers of any related Mortgaged Property and assumptions of the related Mortgage Notes and Security Instruments (in the manner provided in this Agreement) and (iii) collect any Insurance Proceeds and Liquidation Proceeds. Without limiting the generality of the foregoing, the Master Servicer and any Sub-Servicer acting on its behalf may, and is hereby authorized, and empowered by the Trustee to, execute and deliver, on behalf of itself, the Certificateholders, the Trustee, or any of them, any instruments of satisfaction, cancellation, partial or full release, discharge and all other comparable instruments, with respect to the related Mortgage Loans, the Insurance Policies and the accounts related thereto, and the Mortgaged Properties. The Master Servicer may exercise this power in its own name or in the name of a Sub-Servicer.

         (b) Notwithstanding the provisions of Subsection 3.01(a), the Master Servicer shall not take any action inconsistent with the interests of the Trustee or the Certificateholders in the Mortgage Loans or with the rights and interests of the Trustee, the Bond Insurer or the Certificateholders under this Agreement.

         (c) The Trustee shall furnish the Master Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Master Servicer to service and administer the related Mortgage Loans and REO Property.





                                     III-1

         Section 3.02 Sub-Servicing Agreements Between Master Servicer and Sub-Servicers. (a) The Master Servicer may enter into Sub-Servicing Agreements with Sub-Servicers for the servicing and administration of the Mortgage Loans and for the performance of any and all other activities of the Master Service hereunder. Each Sub-Servicer shall be either (i) an institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating or servicing mortgage loans, and in either case shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement, and in either case shall be a FHLMC or FNMA approved mortgage servicer. Any Sub-Servicing Agreement entered into by the Master Servicer shall include the provision that such Agreement may be immediately terminated (x) with cause and without any termination fee by any Master Servicer hereunder other than ICI Funding or (y) without cause in which case the Master Servicer shall be responsible for any termination fee or penalty resulting therefrom. In addition, each Sub-Servicing Agreement shall provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. With the consent of the Trustee and the Bond Insurer, which consent shall not be unreasonably withheld, the Master Servicer and the Sub-Servicers may enter into Sub-Servicing Agreements and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the Bond Insurer (which consent shall not unreasonably be withheld) and Holders of Certificates entitled to at least 51% of the Fractional Undivided Interests. The parties hereto acknowledge that the initial Sub-Servicer shall be Imperial Credit Industries, Inc.

         The Master Servicer shall forward a copy of all Sub-Servicing Agreements to the Trustee and the Bond Insurer.

         (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent, if any, that the Master Servicer has not otherwise been reimbursed from Excess Liquidation Proceeds pursuant to Section 4.03(iv) with respect to a Liquidated Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys, fees against the party against whom such enforcement is directed.





                                     III-2

         Section 3.03 Successor Sub-Servicers. The Master Servicer shall be entitled to terminate any Sub-Servicing Agreement that may exist in accordance with the terms and conditions of such Sub-Servicing Agreement and without any limitation by virtue of this Agreement; provided, however, that upon termination, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into an appropriate contract with a successor Sub-Servicer pursuant to which such successor Sub-Servicer will be bound by all relevant terms of the related Sub-Servicing Agreement pertaining to the servicing of such Mortgage Loan.

         Section 3.04 Liability of the Master Servicer. (a) Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall under all circumstances remain obligated and primarily liable to the Trustee, the Certificateholders and the Bond Insurer for the servicing and administering of the Mortgage Loans and any REO Property in accordance with this Agreement. The obligations and liability of the Master Servicer shall not be diminished by virtue of Sub-Servicing Agreements or by virtue of indemnification of the Master Servicer by any Sub-Servicer, or any other Person. The obligations and liability of the Master Servicer shall remain of the same nature and under the same terms and conditions as if the Master Servicer alone were servicing and administering the related Mortgage Loans. The Master Servicer shall, however, be entitled to enter into indemnification agreements with any Sub-Servicer or other Person and nothing in this Agreement shall be deemed to limit or modify such indemnification. For the purposes of this Agreement, the Master Servicer shall be deemed to have received any payment on a Mortgage Loan on the date the Sub-Servicer received such payment; provided, however, that this sentence shall not apply to the Trustee acting as the Master Servicer; provided, further, however, that the foregoing provision shall not affect the obligation of the Master Servicer if it is also the Trustee to advance amounts which are not Nonrecoverable Advances.

         (b) Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such and not as an originator shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the Trustee, the Bond Insurer and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub- Servicer except as set forth in Section 3.05.

         Section 3.05 Assumption or Termination of Sub-Servicing Agreements by Trustee. (a) If the Trustee or its designee shall assume the master servicing obligations of the Master Servicer in accordance with Section 8.02 below, the Trustee, to the extent necessary to permit the Trustee to carry out the provisions of Section 8.02 with respect to the Mortgage Loans, shall succeed to all of the rights and obligations of the Master Servicer under each of the Sub- Servicing Agreements. In such event, the Trustee or its designee as the successor master servicer shall be deemed to have assumed all of the Master Servicer's rights and obligations therein and to have replaced the Master Servicer as a party to such Sub-Servicing Agreements to the same extent as if such Sub-Servicing Agreements had been assigned to the Trustee or its designee as a successor master servicer, except





                                     III-3
that the Trustee or its designee as a successor master servicer shall not be deemed to have assumed any obligations or liabilities of the Master Servicer arising prior to such assumption (other than the obligation to make any Monthly Advances and to replenish the Certificate Account in an amount equal to any Certificate Account Advances) and the Master Servicer shall not thereby be relieved of any liability or obligations under such Sub-Servicing Agreements arising prior to such assumption. Nothing in the foregoing shall be deemed to entitle the Trustee or its designee as a successor master servicer at any time to receive any portion of the servicing compensation provided under Section
3.14 except for such portion as the Master Servicer would be entitled to receive.

         (b) In the event that the Trustee or its designee as successor master servicer for the Trustee assumes the servicing obligations of the Master Servicer under Section 8.02, upon the reasonable request of the Trustee or such designee as successor master servicer, the Master Servicer shall at its own expense deliver to the Trustee, or at its written request to such designee, photocopies of all documents and records, electronic or otherwise, relating to the Sub-Servicing Agreements and the related Mortgage Loans or REO Property then being serviced and an accounting of amounts collected and held by it, if any, and will otherwise cooperate and use its reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements, or responsibilities hereunder to the Trustee, or at its written request to such designee as successor master servicer.

         Section 3.06 Collection of Mortgage Loan Payments. (a) The Master Servicer will coordinate and monitor remittances by Sub-Servicers to the Trustee with respect to the Mortgage Loans in accordance with this Agreement.

         (b) The Master Servicer shall make its best reasonable efforts to collect or cause to be collected all payments required under the terms and provisions of the Mortgage Loans and shall follow, and use its best reasonable efforts to cause Sub-Servicers to follow, collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account to the extent such procedures shall be consistent with this Agreement. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive or permit to be waived any late payment charge, prepayment charge, assumption fee, or any penalty interest in connection with the prepayment of a Mortgage Loan and (ii) suspend or reduce or permit to be suspended or reduced regular monthly payments for a period of up to six months, or arrange or permit an arrangement with a Mortgagor for a scheduled liquidation of delinquencies. In the event the Master Servicer shall consent to the deferment of the due dates for payments due on a Mortgage Note, the Master Servicer shall nonetheless make a Monthly Advance or shall cause the related Sub-Servicer to make an advance to the same extent as if such installment were due, owing and delinquent and had not been deferred through liquidation of the Mortgaged Property; provided, however, that the obligation of the Master Servicer to make a Monthly Advance shall apply only to the extent that the Master Servicer believes, in good faith, that such advances are not Nonrecoverable Advances.

         (c) Within five Business Days after the Master Servicer has determined that all amounts which it expects to recover from or on account of a Mortgage Loan have been recovered and that no further Liquidation Proceeds will be received in connection therewith, the Master Servicer shall





                                     III-4
provide to the Trustee a certificate of a Servicing Officer that such Mortgage Loan became a Liquidated Mortgage Loan as of the date of such determination.

         Section 3.07 Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

         (a) The Master Servicer shall establish and maintain or cause the Sub-Servicers to establish and maintain, in addition to the Protected Accounts, one or more Servicing Accounts. The Master Servicer or a Sub-Servicer will deposit and retain therein all collections from the Mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the Mortgagors.

         (b) The deposits in the Servicing Accounts shall be held in a Designated Depository Institution in an account designated as a "Mortgage Loan Servicing Account," held in trust by the Master Servicer or a Sub-Servicer as Trustee of Taxes and Insurance Custodial Account for borrowers and for ICI Funding (and its successors and assigns) acting on its own behalf and for ICI Funding as agent for holders of various pass-through securities and other interests in mortgage loans sold by it; and agent for various mortgagors, as their interests may appear or under such other designation as may be permitted by a Sub-Servicing Agreement. The amount at any time credited to a Servicing Account must be fully insured by the FDIC, or, to the extent that such deposits exceed the limits of such insurance, such excess must be (i) transferred to another fully insured account in another Designated Depository Institution or
(ii) if permitted by applicable law, invested in Permitted Investments held in trust by the Master Servicer or a Sub-Servicer as described above and maturing, or be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn, and in no event later than 45 days after the date of investment. The Master Servicer may, or may permit a Sub-Servicer to, establish Servicing Accounts not conforming to the foregoing requirements to the extent that such Servicing Accounts are Rating Agency Eligible Accounts; withdrawals of amounts from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the Master Servicer or a Sub-Servicer for any advances made with respect to such items, to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Accounts or to clear and terminate the Servicing Accounts at or any time after the termination of this Agreement in accordance with Section 10.01.

         Section 3.08 Access to Certain Documentation and Information Regarding the Mortgage Loans. The Master Servicer shall provide, and shall cause any Sub-Servicer to provide, to the Trustee, the Bond Insurer and the Seller access to the documentation regarding the related Mortgage Loans and REO Property and to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC (to which the Trustee shall also provide) access to the documentation regarding the related Mortgage Loans required by applicable regulations, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer or the Sub-Servicers that are designated by these entities; provided, however, that, unless otherwise required by law, the Trustee, the Master Servicer or the Sub-Servicer shall not be required to provide access to such documentation if the provision thereof would violate the legal





                                     III-5
right to privacy of any Mortgagor provided, further, however, that the Trustee, the Bond Insurer and the Seller shall coordinate their requests for such access so as not to impose a burden on, or cause an interruption of, the business of the Master Servicer or any Sub-Servicer. The Master Servicer, the Sub-Servicers and the Trustee shall allow representatives of the above entities to photocopy any of the documentation and shall provide equipment for that purpose at a charge that covers their own actual out-of-pocket costs.

         Section 3.09 Maintenance of Primary Insurance Policies; Collection Thereunder. The Master Servicer shall, or shall cause the related Sub-Servicer to, exercise its best reasonable efforts to maintain and keep in full force and effect each Primary Insurance Policy by a Qualified Insurer, or other insurer satisfactory to the Rating Agencies, with respect to each Adjustable Rate Mortgage Loan as to which as of the Cutoff Date such a Primary Insurance Policy was in effect (or, in the case of a Substitute Mortgage Loan, the date of substitution) and the original principal amount of the related Mortgage Note exceeded 80% of the Original Value in an amount at least equal to the excess of such original principal amount over 75% of such Original Value until the principal amount of any such Adjustable Rate Mortgage Loan is reduced below 80% of the Original Value or, based upon a new appraisal, the principal amount of such Adjustable Rate Mortgage Loan represents less than 80% of the new appraised value. The Master Servicer shall, or shall cause the related Sub-Servicer to, effect the timely payment of the premium on each Primary Insurance Policy. The Master Servicer and the related Sub-Servicer shall have the power to substitute for any Primary Insurance Policy another substantially equivalent policy issued by another Qualified Insurer; provided that such substitution shall be subject to the condition that (i) it will not cause the ratings on the Bonds to be downgraded or withdrawn, as evidenced by a writing from each Rating Agency, and (ii) the Bond Insurer shall have consented thereto, which consent shall not reasonably be withheld.

         Section 3.10 Maintenance of Hazard Insurance and Fidelity Coverage. (a) The Master Servicer shall maintain and keep, or cause each Sub-Servicer to maintain and keep, with respect to each Mortgage Loan and each REO Property, in full force and effect hazard insurance (fire insurance with extended coverage) equal to at least the lesser of the Outstanding Principal Balance of the Mortgage Loan (together, in the case of a Fixed Rate Mortgage Loan, with the outstanding principal balance of the related first lien mortgage loan) or the current replacement cost of the Mortgaged Property, and containing a standard mortgagee clause, provided, however, that the amount of hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Unless applicable state law requires a higher deductible, the deductible on such hazard insurance policy may be no more than $1,000 or 1% of the applicable amount of coverage, whichever is less. In the case of a condominium unit or a unit in a planned unit development, the required hazard insurance shall take the form of a multi-peril policy covering the entire condominium project or planned unit development, in an amount equal to at least 100% of the insurable value based on replacement cost.

         (b) Any amounts collected by the Master Servicer or a Sub-Servicer under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the Mortgagor in accordance with the Master Servicer's





                                     III-6
or a Sub-Servicer's normal servicing procedures, the terms of the Mortgage Note, the Security Instrument or applicable law) shall be deposited initially in a Protected Account, for transmittal to the Certificate Account or Custody Account, subject to withdrawal pursuant to Section 4.03 and Section 4.04.

         (c) Any cost incurred by a Master Servicer or a Sub-Servicer in maintaining any such hazard insurance policy shall not be added to the amount owing under the Mortgage Loan for the purpose of calculating monthly distributions to Certificateholders, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer or a Sub-Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds or Liquidation Proceeds or by the Master Servicer from the Repurchase Price, to the extent permitted by Section 4.03.

         (d) No earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired with respect to a Security Instrument other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance. When, at the time of origination of the Mortgage Loan or at any subsequent time, the Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer shall use its best reasonable efforts to cause with respect to the Mortgage Loans and each REO Property, flood insurance (to the extent available and in accordance with mortgage servicing industry practice) to be maintained. Such flood insurance shall cover the Mortgaged Property, including all items taken into account in arriving at the Appraised Value on which the Mortgage Loan was based, and shall be in an amount equal to the lesser of (i) the Outstanding Principal Balance of the related Mortgage Loan (together, in the case of a Fixed Rate Mortgage Loan, with the outstanding principal balance of the related first lien mortgage loan) and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program). Unless applicable state law requires a higher deductible, the deductible on such flood insurance may not exceed $1,000 or 1% of the applicable amount of coverage, whichever is less.

         (e) If insurance has not been maintained complying with Subsections 3. 10 (a) and (d) and there shall have been a loss which would have been covered by such insurance had it been maintained, the Master Servicer shall pay, or cause the related Sub-Servicer to pay, for any necessary repairs.

         (f) The Master Servicer shall present, or cause the related Sub-Servicer to present, claims under any applicable Primary Insurance Policy or the related hazard insurance or flood insurance policy.

         (g) The Master Servicer shall obtain and maintain at its own expense and for the duration of this Agreement a blanket fidelity bond and shall cause each Sub-Servicer to obtain and maintain





                                     III-7
an errors and omissions insurance policy covering such Sub-Servicer's officers, employees and other persons acting on its behalf in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage maintained by the Master Servicer acceptable to FNMA or FHLMC to service loans for it or otherwise in an amount as is commercially available at a cost that is generally not regarded as excessive by industry standards. The Master Servicer shall promptly notify the Trustee of any material change in the terms of such bond or policy. The Master Servicer shall provide annually to the Trustee a certificate of insurance that such bond and policy are in effect. If any such bond or policy ceases to be in effect, the Master Servicer shall, to the extent possible, give the Trustee ten days, notice prior to any such cessation and shall use its reasonable best efforts to obtain a comparable replacement bond or policy, as the case may be. Any amounts relating to the Mortgage Loans collected under such bond or policy shall be deposited initially in a Protected Account for transmittal to the Certificate Account or Custody Account, subject to withdrawel pursuant to
Section 4.03 and Section 4.04.

         Section 3.11 Due-on-Sale Clauses; Assumption Agreements. (a) In any case in which the Master Servicer is notified by any Mortgagor or Sub-Servicer that a Mortgaged Property relating to a Mortgage Loan has been or is about to be conveyed by the Mortgagor, the Master Servicer shall enforce, or shall instruct such Sub-Servicer to enforce, any due-on-sale clause contained in the related Security Instrument to the extent permitted under the terms of the related Mortgage Note and by applicable law unless the Master Servicer reasonably believes such enforcement is likely to result in legal action by the Mortgagor. The Master Servicer or the related Sub-Servicer may repurchase a Mortgage Loan at the Repurchase Price when the Master Servicer requires acceleration of the Mortgage Loan, but only if the Master Servicer is satisfied, as evidenced by an Officer's Certificate delivered to the Trustee, that either (i) such Mortgage Loan is in default or default is reasonably foreseeable or (ii) if such Mortgage Loan is not in default or default is not reasonably foreseeable, such repurchase will have no adverse tax consequences for the Trust Fund or any Certificateholder. If the Master Servicer reasonably believes that such due-on-sale clause cannot be enforced under applicable law or if the Mortgage Loan does not contain a due-on-sale clause, the Master Servicer is authorized, and may authorize any Sub-Servicer, to consent to a conveyance subject to the lien of the Mortgage, and to take or enter into an assumption agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the related Mortgage Note and unless prohibited by applicable state law, such Mortgagor remains liable thereon, on condition, however, that the related Mortgage Loan shall continue to be covered by a hazard policy and (if so covered before the Master Servicer or the related Sub-Servicer enters into such agreement) by any Primary Insurance Policy. In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be changed. The Master Servicer shall notify the Trustee, whenever possible, before the completion of such assumption agreement, and shall forward to the Trustee the original copy of such assumption agreement, which copy shall be added by the Trustee to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee or additional interest collected by the Master Servicer or Sub-Servicer for consenting to any such conveyance or entering into any such





                                     III-8
assumption agreement may be retained by the Master Servicer or the related Sub-Servicer as additional servicing compensation.

         (b) Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any conveyance by the Mortgagor of the related Mortgaged Property or assumption of a Mortgage Loan which the Master Servicer reasonably believes it may be restricted by law from preventing, for any reason whatsoever or if the exercise of such right would impair or threaten to impair any recovery under any applicable Insurance Policy, or, in the Master Servicer's judgment, be reasonably likely to result in legal action by the Mortgagor.

         Section 3.12 Realization Upon Defaulted Mortgage Loans. (a) The Master Servicer shall, or shall direct the related Sub-Servicer to, foreclose upon or otherwise comparably convert the ownership of properties securing any Mortgage Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.06 except that the Master Servicer shall not, and shall not direct the related Sub-Servicer to, foreclose upon or otherwise comparably convert a Mortgaged Property if there is evidence of toxic waste thereon and the Master Servicer determines it would be imprudent to do so or not in accordance with appropriate servicing standards. In making such determination, the Master Servicer may conclusively rely on results of third party inspections from parties it reasonably believes are qualified to conduct such inspections. In connection with such foreclosure or other conversion, the Master Servicer in conjunction with the related Sub-Servicer, if any, shall use its best reasonable efforts to preserve REO Property and to realize upon defaulted Mortgage Loans in such manner as to maximize the receipt of principal and interest by the Certificateholders, taking into account, among other things, the timing of foreclosure and the considerations set forth in Subsection 3.12(b). The foregoing is subject to the proviso that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines in good faith (i) that such restoration or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds (respecting which it shall have priority for purposes of reimbursements from the Certificate Account pursuant to Section 4.03) or through Insurance Proceeds (respecting which it shall have similar priority). The Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof (as well as its normal servicing compensation), and in respect of the Master Servicer only, to receive Excess Liquidation Proceeds as additional servicing compensation to the extent that transfers or withdrawals from the Certificate Account with respect thereto are permitted under Section 4.03. Any income from or other funds (net of any income taxes) generated by REO Property shall be deemed for purposes of this Agreement to be Insurance Proceeds.

         (b) The Trust Fund shall not acquire any real property (or any personal property incident to such real property) except in connection with a default or reasonably foreseeable default of a





                                     III-9

Mortgage Loan. In the event that the Trust Fund acquires any real property (or personal property incident to such real property) in connection with a default or imminent default of a Mortgage Loan, such property shall be disposed of by the Trust Fund within two years after its acquisition by the Trust Fund.


         Section 3.13 Trustee to Cooperate; Release of Mortgage Files. (a) Upon payment in full of any Mortgage Loan or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee by a certification signed by a Servicing Officer in the Form of Exhibit D (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account have been or will be so deposited in the appropriate subaccount thereof) and shall request delivery to the Master Servicer or Sub-Servicer, as the case may be, of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release the related Mortgage File to the Master Servicer or Sub-Servicer and execute and deliver to the Master Servicer, without recourse, the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Security Instrument (furnished by the Master Servicer), together with the Mortgage Note with written evidence of cancellation thereon.

         (b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan or collection under a Required Insurance Policy, the Master Servicer shall deliver to the Trustee a Request for Release signed by a Servicing Officer on behalf of the Master Servicer in substantially the form attached as Exhibit D hereto. Upon receipt of the Request for Release, the Trustee shall deliver the Mortgage File or any document therein to the Master Servicer or Sub-Servicer, as the case may be, as bailee for the Trustee.

         (c) The Master Servicer shall cause each Mortgage File or any document therein released pursuant to Subsection 3.13(b) to be returned to the Trustee when the need therefor no longer exists, and in any event within 21 days of the Master Servicer's receipt thereof, unless the Mortgage Loan has become a Liquidated Mortgage Loan and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the appropriate subaccount of the Certificate Account or such Mortgage File is being used to pursue foreclosure or other legal proceedings. Prior to return of a Mortgage File or any document to the Trustee, the Master Servicer, the related Insurer or Sub-Servicer to whom such file or document was delivered shall retain such file or document in its respective control as bailee for the Trustee unless the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, to initiate or pursue legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. If a Mortgage Loan becomes a Liquidated Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master





                                     III-10

Servicer upon deposit of the related Liquidation Proceeds in the appropriate subaccount of the Certificate Account.

         (d) The Trustee shall execute and deliver to the Master Servicer any court pleadings, requests for trustee's sale or other documents necessary to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property;
(ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity. Together with such documents or pleadings the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer in which it requests the Trustee to execute the pleadings or documents. The certificate shall certify and explain the reasons for which the pleadings or documents are required. It shall further certify that the Trustee's execution and delivery of the pleadings or documents will not invalidate any insurance coverage under the Required Insurance Policies or invalidate or otherwise affect the lien of the Security Instrument, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

         Section 3.14 Master Servicing Compensation. (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee from full payments of accrued interest on each Mortgage Loan. The Master Servicer shall be solely responsible for paying any and all fees with respect to a Sub-Servicer and the Trust Fund shall not bear any fees, expenses or other costs directly associated with any Sub-Servicer.

         (b) The Master Servicer may retain additional servicing compensation in the form of conversion charges with respect to a Converted Mortgage Loan, prepayment charges, if any, assumption fees, tax service fees, fees for statement of account or payoff, late payment charges, interest on amounts deposited in any Accounts or Permitted Investments of such amounts, or otherwise, to the extent such fees are collected from the related Mortgagors or, with respect to a Liquidated Mortgage Loan, to the extent such fees have accrued. The Master Servicer is also entitled to receive Excess Liquidation Proceeds as additional servicing compensation to the extent that transfers or withdrawals from the Certificate Account with respect thereto are permitted under Subsection 4.03(a)(xii). The Master Servicer shall be required to pay all expenses it incurs in connection with servicing activities under this Agreement and shall not be entitled to reimbursement except as provided in this Agreement. Expenses to be paid by the Master Servicer under this Subsection 3.14(b) shall include payment of the expenses of the accountants retained pursuant to Section 3.16.

         Section 3.15 Annual Statement of Compliance. Within 120 days after December 31 of each year, commencing December 1996, the Master Servicer at its own expense, shall deliver to the Trustee, with a copy to the Bond Insurer and the Rating Agencies, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer during the preceding fiscal year and of performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled





                                     III-11
all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the Master Servicer to remedy such default; (iii) a review of the activities of each Sub-Servicer during the Sub-Servicer's most recently ended fiscal year on or prior to such December 31 and its performance under its Sub- Servicing Agreement has been made under such officer's supervision; and
(iv) to the best of the Servicing Officer's knowledge, based on his review and the certification of an officer of the Sub-Servicer (unless the Servicing Officer has reason to believe that reliance on such certification is not justified), either each Sub-Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement and its Sub-Servicing Agreement in all material respects throughout the year, or, if there has been a default in performance or fulfillment of any such duties, responsibilities or obligations, specifying the nature and status of each such default known to the Servicing Officer. Copies of such statements shall be provided by the Master Servicer to the Certificateholders upon request or by the Trustee at the expense of the Master Servicer should the Master Servicer fail to provide such copies.

         Section 3.16 Annual Independent Public Accountants' Servicing Report. (a) Within 120 days after December 31 of each year, commencing December, 1996, the Master Servicer, at its expense, shall cause a firm of Independent public accountants who are members of the American Institute of Certified Public Accountants to furnish a statement to the Master Servicer, which will be provided to the Trustee, the Bond Insurer and the Rating Agencies to the effect that, in connection with the firm's examination of the Master Servicer's financial statements as of the end of such fiscal year, nothing came to their attention that indicated that the Master Servicer was not in compliance with Sections 3.07, 4.01, 4.02, 4.03 and 4.04 except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

         (b) Within 120 days after December 31 of each year, commencing December 1996, the Master Servicer, at its expense, shall or shall cause each Sub-Servicer to cause a nationally recognized firm of independent certified public accountants to furnish to the Master Servicer or such Sub-Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer or such Sub-Servicer which includes an assertion that the Master Servicer or such Sub-Servicer has complied with certain minimum mortgage loan servicing standards (to the extend applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of first and second lien conventional single family mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. Immediately upon receipt of such report, the Master Servicer shall or shall cause each Sub-Servicer to furnish a copy of such report to the Trustee, the Rating Agencies and the Bond Insurer.





                                     III-12

         Section 3.17 Additional Information. The Master Servicer agrees to furnish the Seller from time to time upon reasonable request, such further information, reports and financial statements as the Seller deems appropriate to prepare and file all necessary reports with the Securities and Exchange Commission.

         Section 3.18 Optional Purchase of Defaulted Mortgage Loans and Mandatory Repurchase of Converted Mortgage Loans. The Master Servicer shall have the right, but not the obligation, to purchase any Defaulted Mortgage Loan for a price equal to the Repurchase Price therefor. In addition, the Master Servicer shall be obligated to repurchase any Converted Mortgage Loan at a price equal to the Repurchase Price therefor. Any such purchase shall be accomplished as provided in Subsection 2.02(c) hereof. Notwithstanding the foregoing, the Trustee, whether acting as Trustee or in the capacity of successor Master Servicer, shall have no obligation to repurchase any Mortgage Loan, including without limitation, a Converted Mortgage Loan.





                                     III-13

                                  ARTICLE IV.

                                    Accounts

         Section 4.01 Protected Accounts. (a) The Master Servicer shall and shall require each Sub-Servicer to establish and maintain a Protected Account complying with the requirements set forth in this Section 4.01, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 24 hours of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by the Master Servicer, or a Sub-Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, the Repurchase Price for any Mortgage Loan that has been repurchased and advances made from the Master Servicer's or the Sub-Servicer's own funds (less servicing compensation as permitted by Subsection 3.14(a)) and all other amounts to be deposited in the Protected Accounts. The Master Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Accounts for purposes required or permitted by this Agreement. All Protected Accounts shall be held in a Designated Depository Institution and segregated on the books of such institution. The amount at any time credited to a Protected Account shall be fully insured by the FDIC or, to the extent that such balance exceeds the lesser of $100,000 or the limits of such insurance, such excess must be transferred to the appropriate subaccount of the Certificate Account or the related Custody Account or invested in Permitted Investments. No monies on deposit in the Protected Account shall be reinvested except as specifically provided herein.

         Amounts on deposit in a Protected Account may be invested in Permitted Investments, such Permitted Investments to mature, or to be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Custody Account or Certificate Account, and shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this Section 4.01 shall be paid to the Master Servicer or the related Sub-Servicer as additional compensation for its obligations under this Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Master Servicer or the related Sub-Servicer. The Master Servicer shall cause the related Sub-Servicer to deposit the amount of any such loss in the related Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders. The Master Servicer may, and the Master Servicer may permit the related Sub-Servicer to, transfer funds to other accounts (which shall for purposes hereof be deemed to be Protected Accounts) or to establish Protected Accounts not conforming to the foregoing requirements, to the extent that such other accounts or Protected Accounts are Rating Agency Eligible Accounts.

         (b) On or before each Determination Date, the Master Servicer shall withdraw or shall cause (by written direction to the Trustee if such withdrawal is from a Custody Account) to be withdrawn from the Protected Accounts or the Custody Account and shall immediately deposit or cause to be deposited in the Certificate Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cutoff Date):

                 (i) Scheduled Payments on the related Mortgage Loans received or advanced by the Master Servicer or Sub-Servicers which were due on or prior to the related Due Date, net of the amount thereof comprising the Master Servicing Fee due the Master Servicer;

                 (ii) Full Principal Prepayments and any Liquidation Proceeds received by the Master Servicer or Sub- Servicers with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Master Servicing Fee due the Master Servicer;

                 (iii) Partial prepayments of principal received by the Master Servicer or Sub-Servicers for such Mortgage Loans in the related Prepayment Period; and

                 (iv)     Any amount to be used as a Certificate Account
         Advance.

         (c) Withdrawals may be made from a Protected Account only to make remittances as provided in Subsections 4.01(b) or 4.03(c), or Sections 4.04; to reimburse the Master Servicer or a Sub-Servicer for advances of principal and interest which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01.

         Section 4.02 Certificate Account. (a) The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Certificate Account as a segregated non-interest bearing trust account or accounts in the corporate trust department of the Trustee. The Trustee will deposit in the Certificate Account as received the following amounts:

                 (i) Any amounts withdrawn from a Protected Account pursuant to Subsection 4.01(b) or the Custody Account pursuant to
         Section 4.04;

                 (ii)     Any Monthly Advance and any Compensating Interest
         Payments;

                 (iii) Any Insurance Proceeds or Liquidation Proceeds received by the Master Servicer which were not deposited in a Protected Account or the Custody Account;

                 (iv) The Repurchase Price with respect to any Mortgage Loans purchased by IMH Assets pursuant to Sections 2.02 and 2.03 or the Master Servicer pursuant to Section 3.18, any amounts which are to be treated pursuant to Section 2.04 as the payment of such a Repurchase Price, and all proceeds of any Mortgage Loans or property acquired with respect thereto repurchased by the Master Servicer or its designee pursuant to Section 10.01;

                 (v) Any amounts required to be deposited with respect to losses on Permitted Investments pursuant to Subsection 4.02(d) or
        Section 4.04(d) below; and

                 (vi) Any other amounts received by the Master Servicer or the Trustee and required to be deposited in the Certificate Account pursuant to this Agreement.

         (b) All amounts deposited to the Certificate Account shall be held by the Trustee in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement, subject to the right of the Master Servicer to require the Trustee to make withdrawals therefrom as provided herein. The foregoing requirements for crediting the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment, conversion or late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges, need not be credited by the Master Servicer or the related Sub-Servicer to the Certificate Account and may be retained by the Master Servicer or the related Sub-Servicer as servicing compensation. In the event that the Master Servicer shall deposit or cause to be deposited to the Certificate Account any amount not required to be credited thereto, the Trustee, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

         (c) The Certificate Account shall constitute a trust account of the Trust Fund segregated on the books of the Trustee and held by the Trustee in trust for the benefit of the Certificateholders. The amount at any time credited to the Certificate Account shall be (i) fully insured by the FDIC to the maximum coverage provided thereby, (ii) at the written direction of the Master Servicer invested, in the name of the Trustee, or its nominee, for the benefit of the Certificateholders, in such Permitted Investments to be held by the Trustee as the Master Servicer may direct (such direction to be confirmed in writing) and in the absence of such direction, the Trustee shall invest funds in the Certificate Account in Permitted Investments described in clause
(viii) of the definition thereof, or (iii) from the maturity of any Permitted Investment on the Business Day prior to a Distribution Date through the distribution of such funds on such Distribution Date or at such other time and in such amount as, in the judgment of the Master Servicer, cannot reasonably be invested in accordance with items (i) or (ii) of this sentence, held by the Trustee in such Certificate Account. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor for such Permitted Investment is the Trustee or, if such obligor is any other Person, the Business Day preceding such Distribution Date.

         (d) The income earned from Permitted Investments made pursuant to this Section 4.02 shall be paid to the Master Servicer, as additional compensation for its obligations under this Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Master Servicer. The amount of any such loss shall be deposited by the Master Servicer in the appropriate subaccount of the Certificate Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

         Section 4.03 Permitted Withdrawals and Transfers from the Certificate Account. (a) The Trustee will, from time to time on demand of the Master Servicer, make or cause to be made such withdrawals or transfers from the Certificate Account as the Master Servicer has designated for such transfer or withdrawal as specified in a certificate signed by a Servicing Officer (upon which the Trustee may conclusively rely) for the following purposes:

                 (i)      [intentionally omitted];

                 (ii) to reimburse the Master Servicer or any Sub-Servicer for any Monthly Advance of its own funds or any advance of such Sub-Servicer's own funds, the right of the Master Servicer or a Sub-Servicer to reimbursement pursuant to this subclause (ii) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Monthly Advance or advance was made;

                 (iii) to reimburse the Master Servicer or any Sub-Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or such Sub- Servicer pursuant to Section 3.12 in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

                 (iv) to reimburse the Master Servicer or any Sub-Servicer from Insurance Proceeds relating to a particular Mortgage Loan for Insured Expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or such Sub-Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan; provided that the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid to the Master Servicer as Excess Liquidation Proceeds pursuant to clause (xii) of this Subsection 4.03(a); and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

                 (v) to pay the Master Servicer or any Sub-Servicer (payment to any Sub-Servicer to be subject to prior payment to the Master Servicer of an amount equal to the Master Servicing Fee), as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Mortgage Loan, the amount which it or such Sub-Servicer would have been entitled to receive under subclause (x) of this Subsection 4.03(a) as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor, but only to the extent that the aggregate of Liquidation Proceeds and Insurance Proceeds with respect to such Mortgage Loan, after any reimbursement to the Master Servicer or any Sub-Servicer, pursuant to subclauses (ii), (iii), (iv) and (vii) of this Subsection 4.03(a), exceeds the Outstanding Principal Balance of such Mortgage Loan plus accrued and unpaid interest thereon at the related Mortgage Rate less the Master Servicing Fee Rate to but not including the date of payment (in any event, the amount of servicing compensation received by a Sub-Servicer and the Master Servicer with respect to any defaulted scheduled payment shall not exceed the applicable Master Servicing Fee);

                 (vi) to pay the Master Servicer or any Sub-Servicer (payment to any Sub-Servicer to be subject to prior payment to the Master Servicer of an amount equal to the Master Servicing Fee), as appropriate, from the Repurchase Price for any Mortgage Loan, the amount which it or such Sub-Servicer would have been entitled to receive under subclause (x) of this Subsection 4.03(a) as servicing compensation, but only to the extent that the Repurchase Price with respect to such Mortgage Loan after any reimbursement to the Master Servicer or any Sub-Servicer pursuant to subclauses (ii) and (vii) of this Subsection 4.03(a) exceeds the Outstanding Principal Balance of such Mortgage Loan plus accrued and unpaid interest thereon at the related Net Mortgage Rate through the last day of the month of repurchase (in any event, the amount of servicing compensation received by a Sub- Servicer and the Master Servicer with respect to any repurchased Mortgage Loan shall not exceed the applicable Master Servicing Fee);

                 (vii) to reimburse the Master Servicer or any Sub-Servicer for advances of funds pursuant to Sections 3.07, 3.09 and 3.10, the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

                 (viii) to pay IMH Assets or the Master Servicer, as the case may be, with respect to each Mortgage Loan that has been purchased pursuant to Sections 2.02, 2.03, 3.18 or 10.01, all amounts received thereon, representing recoveries of principal that reduce the Outstanding Principal Balance of the related Mortgage Loan below the Outstanding Principal Balance used in calculating the Repurchase Price or representing interest included in the calculation of the Repurchase Price or accrued after the end of the month during which such repurchase occurs;

                 (ix) to reimburse the Master Servicer or any Sub-Servicer for any Monthly Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Monthly Advance or advance has not been reimbursed pursuant to clauses (ii) and (vii);

                 (x) to pay the Master Servicer servicing compensation as set forth in Section 3.14;

                 (xi) to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to Subsection 7.04(d);

                 (xii) to pay to the Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds;

                 (xiii) to clear and terminate the Certificate Account pursuant to Section 10.01;

                 (xiv)    to remove amounts deposited in error; and

                 (xv)     to fund the Indemnity as provided in Section 7.04(c).

         The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Certificate Account pursuant to subclauses (i) through
(vii), inclusive, and (ix).

         (b) Notwithstanding the provisions of this Section 4.03, the Master Servicer may, but is not required to, allow the Sub-Servicers to deduct from amounts received by them or from the related Protected Account, prior to deposit in the Certificate Account or the Custody Account, any portion to which such Sub-Servicers are entitled as servicing compensation (including income on Permitted Investments) or reimbursement of any reimbursable advances made by such Sub- Servicers.

         (c) Notwithstanding the foregoing, no withdrawals may be made from the Certificate Account during the period beginning at 12:00 noon (New York City time) on the second Business Day preceding a Distribution Date through such Distribution Date.

         Section 4.04 Custody Account. (a) The Trustee shall establish and maintain for the benefit of the Certificateholders the Custody Account as a segregated non-interest bearing trust account in the corporate trust department of the Trustee (or a Rating Agency Eligible Account).

         (b) Within one Business Day after receipt, the Master Servicer shall withdraw or shall cause to be withdrawn from each Protected Account and shall immediately deposit or cause to be deposited in the Custody Account all amounts in the Protected Account not otherwise invested in Permitted Investments pursuant to Section 4.01 and exceeding the lesser of $100,000 or the FDIC insurance limit (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cutoff Date).

         (c) Withdrawals may be made from the Custody Account only to make remittances as provided in Sections 4.01(b) or 4.04(d); to reimburse the Master Servicer or any Sub-Servicer for advances of principal and interest which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01.

         (d) Funds in the Custody Account may be invested at the direction of the Master Servicer (such direction to be confirmed promptly in writing) in Permitted Investments held in trust for the benefit of the Certificateholders and in the absence of such directions, funds in the Custody Account shall be invested in Permitted Investments described in clause (viii) of the definition thereof. Such Permitted Investments must mature, or be subject to redemption or withdrawal, no later than the earlier of (i) 30 days and (ii) the date on which such funds are required to be withdrawn for deposit in the Certificate Account pursuant to Section 4.01(b), and such funds shall be held in the Custody Account until they are required to be deposited into the Certificate Account. The income earned from Permitted Investments made pursuant to this
Section 4.04 shall be paid to the Master Servicer as additional compensation for its obligations under this Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Master Servicer. The amount of any such loss shall be deposited by the Master Servicer in the Custody Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders. No monies on deposit in the Custody Account shall be reinvested except as specifically provided herein.

                                   ARTICLE V.

                                  Certificates

         Section 5.01 Certificates. The Certificates shall be substantially in the form set forth in Exhibit A and shall be executed, countersigned and delivered by the Trustee upon the order of the Seller upon receipt by the Trustee of the documents specified in Section 2.02(a). The Certificates shall be issued in denominations of 100/100th Fractional Undivided Interest. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a countersignature of the Trustee substantially in the form set forth in Exhibit A, and such countersignature shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed, countersigned and delivered hereunder. The Trustee's signature shall be for authentication purposes only and neither the Trustee nor any Person signing on its behalf shall have any liability on the respective Certificate (other than the countersignature thereon). All Certificates shall be dated the date of their countersignature.

         Section 5.02 Registration of Transfer and Exchange of Certificates. (a) The Trustee shall maintain at an office or agency a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of certificates as herein provided.

         (b) No transfer of a Certificate or Certificates shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended, (the "Act") or is exempt from the registration requirements under the Act. In the event that a transfer is to be made in reliance upon an exemption from the Act, the Trustee may require, in order to assure compliance with the Act, that the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee each certify to the Trustee in writing the facts surrounding such transfer. In the event that such certification of facts does not on its face establish the availability of an exemption under Section 4(5) or a comparable provision of the Act, the Trustee shall require an Opinion of Counsel satisfactory to it that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be an expense of the Master Servicer or the Trustee. Neither the Master Servicer nor the Trustee is obligated to register any of the Certificates under the Act or any other federal or state securities law.

         (c) It is a condition to the transfer of any Certificate to any Person other than the Indenture Trustee that the transferee certify in writing to the Seller and the Trustee that such transferee (i) is not an employee benefit plan, trust or account, including an individual retirement account, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or that is described in Section 4975(e)(1) of the Federal Tax Laws (any such plan, trust or account being referred to as a "Plan") and (ii) has not acquired and will not acquire such Certificate with plan assets, within the meaning of 29 CFR 2510.3-101, of a Plan.

         A form of the letter from the purchaser of any Certificate, containing the representations described in the preceding two paragraphs, is in the form of a Purchaser Representation Letter attached hereto as Exhibit E.

         (d) Subject to paragraphs (b) and (c) above, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to this Section 5.02 and upon satisfaction of all requirements for transfer, the Trustee shall execute, countersign and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate Fractional Undivided Interest.

         At the option of the Certificateholders, Certificates may, upon satisfaction of the requirement for exchange, be exchanged for other Certificates of authorized denominations of the same aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute, countersign and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Each Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee) (a) be duly endorsed by, or be accompanied by a written instrument of transfer in form acceptable to, transfer agents registered with the Securities and Exchange Commission and the Seller and the Trustee, and (b) be duly executed by the holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any transfer or exchange of any Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of any Certificates.

         All Certificates surrendered to the Trustee for transfer and exchange shall be canceled and retained by the Trustee in accordance with the Trustee's standard procedures.

         Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates. If (i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee such security or indemnity as it may require to save it harmless, and (iii) the Trustee has not received notice that such Certificate has been acquired by a third Person, the Trustee shall sign, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Fractional Undivided Interest but in each case bearing a different number. The mutilated, destroyed, lost or stolen Certificate shall thereupon be canceled of record by the Trustee and shall be of no further effect and evidence no rights.

         Section 5.04 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Bond Insurer and any agent of the Seller, the Master Servicer, the Trustee or the Bond Insurer may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 6.01 and for all other purposes whatsoever. Neither the Seller, the

Master Servicer, the Trustee, the Bond Insurer nor any agent of the Seller, the Master Servicer or the Trustee or the Bond Insurer shall be affected by notice to the contrary. No Certificate shall be deemed duly presented for a transfer effective on any Record Date unless the Certificate to be transferred is presented no later than the close of business on the third Business Day preceding such Record Date.

                                  ARTICLE VI.

                         Payments to Certificateholders

         Section 6.01     Distributions on the Certificates.

         (a) Distributions. On each Distribution Date, the Trustee shall make disbursements of Distributable Funds in the Certificate Account to the Certificateholder in the following priority and amounts:

                 (i) an amount equal to Accrued Certificate Interest at the Pass-through Rate in respect of the Mortgage Loans, on the Current Principal Amount of the Certificate immediately prior to such Distribution Date, including Compensating Interest Payments, less any amount not remitted to the Certificate Account because the Master Servicer has determined that such remittance would constitute a Nonrecoverable Advance;

                 (ii) an amount equal to the Scheduled Principal due on the Due Date on each outstanding Mortgage Loan (including each defaulted Mortgage Loan but excluding a Liquidated Mortgage Loan) to the extent received or advanced by the Master Servicer, less any amount not remitted to the Certificate Account because the Master Servicer has determined that such remittance would constitute a Nonrecoverable Advance; and

                 (iii) an amount equal to all remaining Distributable Funds in the Certificate Account, after taking into account the distributions made in subsections (i) and (ii) above, which amount shall be treated as principal or interest in accordance with the terms of the related Mortgage Loan.

         Section 6.02 Payments. (a) No later than the Reporting Date, the Master Servicer shall provide to the Trustee any information with respect to the Mortgage Loans required to enable the Trustee to make, or cause its agent to make, distributions on the Certificates.

         (b)     Payment of amounts to each Certificateholder pursuant to
Section 6.01 shall be made (i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register or (ii) upon receipt by the Trustee on or before the fifth Business Day preceding the Record Date of written instructions from a Certificateholder holding Certificates representing an initial aggregate Current Principal Amount of not less than $1,000,000 by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer; provided, however, that the final payment in respect of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final payment.

         Section 6.03 Statements to Certificateholders. (a) Concurrently with each distribution to Certificateholders, the Trustee shall forward by first-class mail to each Certificateholder, with a copy to the Seller, the Master Servicer, the Bond Insurer and the Rating Agencies, a statement setting forth the following information, expressed with respect to clauses (i) through
(vi) in the aggregate and as a Fractional Undivided Interest representing an initial Current Principal Amount of $1,000:

                 (i) the Current Principal Amount of the Certificates immediately prior to such Distribution Date;

                 (ii) the amount of the distribution allocable to principal on the Certificates;

                 (iii) the aggregate amount of interest accrued at the Pass-Through Rate with respect to the Certificates during the related Interest Accrual Period;

                 (iv) the Interest Shortfall and any other adjustments to interest at the related Pass-Through Rate necessary to account for any difference between interest accrued and aggregate interest distributed with respect to the Certificates;

                 (v) the amount of the distribution allocable to interest on the Certificates;

                 (vi) the Pass-Through Rate with respect to such Distribution Date;

                 (vii) the Current Principal Amount of the Certificates after such Distribution Date;

                 (viii) the amount of any Monthly Advances and Compensating Interest Payments by the Master Servicer included in such distribution;

                 (ix) the amount of any Realized Losses (listed separately for each category of Realized Loss) during the related Prepayment Period and the amount and source (separately identified) of any distribution in respect thereof included in such distribution;

                 (x) the cumulative amount of any Realized Losses since the Closing Date;

                 (xi) the amount of any Excess Bankruptcy Losses, Excess Special Hazard Losses and Excess Fraud Losses (listed separately for each category of excess losses) during the related Prepayment Period and the amount and source (separately identified) of any distribution in respect thereof included in such distribution;

                 (xii) the Rolling 60 Day Delinquency Rate, the Rolling Twelve Month Delinquency Rate, and the Cumulative Loss Amount as of such Distribution Date;

                 (xiii) the amount of Scheduled Principal and Principal Prepayments, (including but separately identifying the principal amount of Net Liquidation Proceeds);

                 (xiv) the number of Mortgage Loans (excluding REO Property), remaining in the Trust Fund as of the end of the related Due Period;

                 (xv) the Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund as of the related Distribution Date, after giving effect to the Distributions made to Certificateholders on such Distribution Date pursuant to Section 6.01(a) hereof;

                 (xvi) information regarding any Mortgage Loan delinquencies as of the end of the related Due Period, including the aggregate number, aggregate Outstanding Principal Balance and aggregate Stated Principal Balance of Mortgage Loans delinquent 30 days, 60 days and 90 days or more;

                 (xvii) the number of Mortgage Loans in the foreclosure process as of the end of the related Due Period and the aggregate Outstanding Principal Balance of such Mortgage Loans;

                 (xviii) the number and aggregate Outstanding Principal Balance of all Mortgage Loans which were REO Property as of the end of the related Due Period; and

                 (xix) the book value (the sum of (A) the Outstanding Principal Balance of the Mortgage Loan, (B) accrued interest through the date of foreclosure and (C) foreclosure expenses) of any REO Property; provided that, in the event that such information is not available to the Master Servicer and the Trustee on the Distribution Date, such information shall be furnished promptly after it becomes available.

         The information set forth above shall be calculated, or reported, as the case may be, by the Trustee based on data provided by the Master Servicer pursuant to Subsection 6.05(a) and, with respect to prior periods, Section 6.06, upon which the Trustee may conclusively rely. The information furnished by the Master Servicer shall be sufficient for the Trustee to calculate any statements it is required to make.

         (b) By April 30 of each year beginning in 1997, the Trustee will furnish a report to each Holder of the Certificates of record at any time during such calendar year as to the aggregate of amounts reported pursuant to subclauses (a)(ii) and (a)(v) above with respect to the Certificates, plus information with respect to the amount of servicing compensation and such other customary information as the Master Servicer determines and advises the Trustee to be necessary and/or to be required by the Internal Revenue Service or by a federal or state law or rules or regulations to enable such Holders to prepare their tax returns for such calendar year. Copies of such report shall also be furnished to the Master Servicer. Such obligations shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to the requirements of the Code.

         The Master Servicer shall supply to the Trustee in a timely manner the information required for the statements described above which, where appropriate, shall be the information from which the Trustee can calculate the statements it is required to make.

         Section 6.04 Reports to the Trustee, the Bond Insurer and the Master Servicer. (a) Not later than 15 days after each Distribution Date, the Trustee shall forward to the Master Servicer a statement setting forth the status of the Certificate Account, the Custody Account as of the close of business on the last day of the month of the Distribution Date and showing, for the month covered by such statement, deposits in or withdrawals from the Certificate Account and the Custody Account.

         (b) On or before the Reporting Date, the Master Servicer shall provide to the Trustee, with a copy to the Bond Insurer, with respect to the Mortgage Loans and the REO Property, respectively, a Loan Summary and Remittance Report which shall be based upon reports from Sub-Servicers, if any, received by the Master Servicer on or before the 7th Business Day of such month with respect to the Mortgage Loans and REO Property and containing the following information (in respect of the REO Property, only such information which is applicable):

                 (i) Aggregate deposits to and withdrawals from the Certificate Account since the date of the prior statement, stated separately for each category of deposit specified in Section 4.02 and each category of withdrawal specified in Section 4.03, indicating separately the aggregate of amounts withdrawn which are not applicable to a particular Mortgage Loan;

                 (ii) Amount of Distributable Funds expected for the related Distribution Date and attributable to each of the following categories stated separately with respect to the Adjustable Rate Mortgage Loans and the Fixed Rate Mortgage Loans:

                 (A)      regularly scheduled principal;

                 (B) Principal Prepayments (stated separately for partial and full prepayments and Net Liquidation Proceeds, stating Liquidation Proceeds and Liquidation Expenses separately);

                 (C)      Insurance Proceeds;

                 (D)      interest on the Mortgage Loans;

                 (E)      Monthly Advances made by the Master Servicer;

                 (F)      Certificate Account Advances;

                 (G)      Compensating Interest Payments; and

  (H)      reimbursements in connection with losses on Permitted Investments.

                 (iii) Aggregate Outstanding Principal Balances of the Mortgage Loans as of the related Due Date, without giving effect to payments due on such date;

                 (iv) Realized Losses for the prior month and, in the aggregate, from the Closing Date;

                 (v) Aggregate Stated Principal Balance of the Mortgage Loans as of the related Due Date;

                 (vi) The Stated Principal Balance of the Mortgage Loans as of the related Distribution Date, after giving effect to the distributions made to Certificateholders on such Distribution Date pursuant to Section 6.01(a) hereof;

                 (vii) Book value of any collateral acquired by means of foreclosure, grant of deed in lieu of foreclosure or otherwise in respect of any Mortgage Loan;

                 (viii) Number and aggregate Outstanding Principal Balance of Mortgage Loans which are 30, 60, 90 and 120 days delinquent, those which are in foreclosure and those which are REO Property;

                 (ix) Interest Shortfalls with respect to the related Distribution Date and portion thereof resulting from the provisions of the Relief Act;

                 (x) Amount, if any, by which the aggregate of payments of scheduled principal and interest on the Mortgage Loans that were due on the related Due Date and delinquent, other than as a result of the Relief Act, as of the 18th day of such month exceeds the sum of the Monthly Advances to be made by the Master Servicer and Certificate Account Advances for such Distribution Date;

                 (xi)     Aggregate Master Servicing Fee for the related Due
         Period;

                 (xii) Such other information regarding each Mortgage Loan, including an updated Mortgage Loan Schedule in magnetic tape format, as may be reasonably requested by the Bond Insurer or the Trustee.

         (c) On or before each Reporting Date, the Master Servicer shall deliver a magnetic tape or diskette to the Trustee indicating the payment status of each Mortgage Loan as of such Reporting Date.

         Section 6.05 Monthly Advances. If the Scheduled Payment (together with any advances from the Sub-Servicers) on a Mortgage Loan that was due on the Due Date in the month of a Distribution Date which is delinquent other than as a result of application of the Relief Act exceeds the amount deposited in the Certificate Account which will be used for a Certificate Account Advance with respect to such Mortgage Loan, the Master Servicer will deposit in the Certificate Account not later than the Advancing Date immediately preceding the related Distribution Date an amount equal to such deficiency net of the related Master Servicing Fee for such Mortgage Loan, except to the extent the Master Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on any Mortgage Loan; provided however, that with respect to a Balloon Loan that has reached its stated maturity, any such advances by the Master Servicer shall be limited to advances in an amount equal to 30 days' interest on the Outstanding Principal Balance of such Balloon Loan at the related Net Mortgage Rate for each Interest Accrual Period until such Balloon Loan is paid in full or becomes a Liquidated Mortgage Loan. Subject to the foregoing and in the absence of such a determination, the Master Servicer shall continue to make such advances through the date that the related Mortgaged Property has, in the judgment of the Master Servicer, been completely liquidated. Any amount used as a Certificate Account Advance shall be replaced by the Master Servicer by deposit in the Certificate Account on or before any future date to the extent that funds in the Certificate Account on such date are less than the amount required to be transferred by the Master Servicer to the appropriate subaccount of the Certificate Account. If applicable, on the fifth Business Day preceding each Distribution Date, the Master Servicer shall present an Officer's Certificate to the Trustee (i) stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable. The Trustee shall forward a copy of such Officer's Certificate to the Bond Insurer.

         Section 6.06 Compensating Interest Payments. The Master Servicer shall deposit in the Certificate Account not later than the Advancing Date immediately preceding the related Distribution Date an amount equal to the lesser of (i) the aggregate amounts determined pursuant to subclauses (a) and
(b) of the definition of Interest Shortfall for the related Distribution Date and (ii) the Master Servicing Fee for such Distribution Date (such amount, the "Compensating Interest Payment") . The Master Servicer shall not be entitled to any reimbursement of any Compensating Interest Payment.

         Section 6.07 Reports of Foreclosures and Abandonment of Mortgaged Property. Each year the Master Servicer shall report or cause to be reported to the Internal Revenue Service foreclosures and abandonments of any Mortgaged Property as required by Section 6050J of the Code.

                                  ARTICLE VII.

                              The Master Servicer

         Section 7.01 Liabilities of the Master Servicer. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein. Only the Master Servicer, any successor Master Servicer or the Trustee acting as Master Servicer shall be liable with respect to the servicing of the Mortgage Loans and the REO Property for actions taken by any such person in contravention of the Master Servicer's duties hereunder.

         Section 7.02 Merger or Consolidation of the Master Servicer. (a) The Master Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

         (b) Any Person into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that any such successor to the Master Servicer shall be qualified to service mortgage loans for FNMA and FHLMC.

         Section 7.03 Indemnification of the Trustee. The Master Servicer agrees to the extent described in this Section 7.03 to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense incurred without negligence or willful misconduct on their part, arising out of, or in connection with, failure by the Master Servicer to perform its duties in compliance with this Agreement, including the costs and expenses (including reasonable legal fees and expenses) of defending themselves against any claim in connection with such failure, provided that with respect to any such claim, the Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have with respect to such claim knowledge thereof. The Master Servicer shall assume the defense of any claim for which an Indemnified Person is entitled to indemnification pursuant to this
Section 7.03, and the Master Servicer shall pay all expenses in connection therewith, including reasonable legal fees, and shall promptly pay, discharge and satisfy any judgment or decree which may be rendered against an Indemnified Person in respect of such claim.

         Section 7.04 Limitation on Liability of the Master Servicer and Others. Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 7.03:

         (a) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indemnified Persons, the Seller, the Trust Fund, the Bond Insurer or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person's willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

         (b) The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

         (c) The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified by the Trust and held harmless thereby against any loss, liability or expense incurred in connection with any legal proceedings relating to this Agreement or the Certificates (including reasonable legal fees and disbursements of counsel), other than (i) any loss, liability or expense related to its willful failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and (ii) any loss, liability or expense incurred by reason of such Person's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

         (d) The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account as provided by Subsection 4.03(a). Nothing in this Subsection 7.04(d) shall affect the Master Servicer's obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Subsection 3.01(a).

         (e) In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.





                                     VII-2

         Section 7.05     Master Servicer Not to Resign.  Except as provided in
Section 7.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that any such duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an opinion of Independent Counsel to such effect delivered to the Trustee and the Bond Insurer. No such resignation by the Master Servicer shall become effective until the Trustee or a successor to the Master Servicer shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 8.02 hereof. The Trustee shall notify the Rating Agencies of the resignation of the Master Servicer.

         Section 7.06     [Reserved]

         Section 7.07 Sale and Assignment of Master Servicing. The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation
(a) shall be a Person which shall be qualified to service mortgage loans for FNMA or FHLMC; (b) shall, in the case of successor master servicers only, have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee and the Bond Insurer (as evidenced in writings signed by the Trustee and the Bond Insurer) as having a comparable servicing ability to that of the Master Servicer on the Closing Date; (d) shall execute and deliver to the Trustee and the Bond Insurer an agreement, in form and substance reasonably satisfactory to the Trustee and the Bond Insurer, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement and any agreement substantially in the form of Exhibit G hereto from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Bonds in effect immediately prior to such assignment, sale and delegation will not be downgraded or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee and the Bond Insurer; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee and the Bond Insurer an Officer's Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.





                                     VII-3

                                 ARTICLE VIII.

                                    Default

         Section 8.01 Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (i) The Master Servicer fails to cause to be deposited in the Certificate Account any amount so required to be deposited pursuant to this Agreement, including any Monthly Advances required to be made pursuant to Section 6.08, and such failure continues unremedied for a period of two Business Days after the date such deposit was required to be made; or

                 (ii) The Master Servicer fails to observe or perform in any material respect any other covenants and agreements set forth in the Certificates or this Agreement to be performed by it, which failure materially and adversely affects the rights of the Certificateholders, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer, the Bond Insurer and the Trustee by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund; or

                 (iii) There is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

                 (iv) The Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or





                                     VIII-1

                 (v) The Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Section 7.05 or 7.07.

In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, either the Trustee or the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the principal of the Trust Fund, may in each case with the consent of the Bond Insurer and at the direction of the Bond Insurer shall, by notice in writing to the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to the Rating Agencies, terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Mortgage Loans serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of the written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates, the Mortgage Loans or under any other related agreements, including the Sub-Servicing Agreements (but only to the extent that such other agreements relate to the Mortgage Loans) shall, subject to Section 8.02, automatically and without further action pass to and be vested in the Trustee pursuant to this Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's rights and obligations hereunder, including, without limitation, the transfer to the Trustee of (i) the property and amounts which are then or should be part of the Trust or which thereafter become part of the Trust; (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer's duties thereunder; and (iii) the rights and obligations of the Master Servicer under the Sub-Servicing Agreements with respect to the Mortgage Loans. In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or REO Property, that portion of such payments which it would have received as reimbursement pursuant to
Section 3.14 if notice of termination had not been given. The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

         Section 8.02 Trustee to Act; Appointment of Successor. (a) Upon the receipt by the Master Servicer of a notice of termination pursuant to
Section 8.01 or an opinion of Independent Counsel pursuant to Section 7.05 to the effect that the Master Servicer is legally unable to act or to delegate its duties to a Person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for herein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that the Trustee (i) shall be under no obligation to





                                     VIII-2
repurchase any Mortgage Loan; and (ii) shall have no obligation whatsoever with respect to any liability incurred by the Master Servicer at or prior to the time of receipt by the Master Servicer of such notice or by the Trustee of such Opinion of Independent Counsel; provided, however, that the Trustee, as successor Master Servicer, shall be required to make any Monthly Advances and to replenish the Certificate Account in an amount equal to any Certificate Account Advances to the extent that the Master Servicer failed to make such advances. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act or if the Bond Insurer shall request in writing, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a FNMA- or FHLMC-approved servicer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $10,000,000, and acceptable to the Bond Insurer, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Trustee under this Subsection 8.02(a), and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

         (b) If the Trustee shall succeed to any duties of either the Master Servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of Article IX shall be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the Trustee in its capacity as Trustee); the provisions of Article VII, however, shall apply to it in its capacity as successor master servicer.

         Section 8.03 Notification to Certificateholders. Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Bond Insurer and the Rating Agencies.

         Section 8.04 Waiver of Defaults. The Trustee shall transmit by mail to all Certificateholders and the Bond Insurer, within 60 days after the occurrence of any Event of Default known to the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default hereunder known to the Trustee. The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may, on behalf of all





                                     VIII-3

Certificateholders, with the written consent of the Bond Insurer (which consent will not be unreasonably withheld), waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution on the Certificates. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Master Servicer shall give notice of any such waiver to the Rating Agencies.

         Section 8.05 List of Certificateholders. Upon written request of three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Trustee.





                                     VIII-4

                                  ARTICLE IX.

                             Concerning the Trustee

         Section 9.01 Duties of Trustee. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

         (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to any provision of this Agreement, the Trustee shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer hereunder.

         (c) The Trustee shall make monthly distributions and the final distribution to the Certificateholders as provided in Sections 6.01 and 10.01 herein.

         (d) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                 (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                 (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                 (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Bond Insurer or Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or other power conferred upon the Trustee, under this Agreement; and

                 (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee's corporate trust department shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default.

         The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

         (e) All funds received by the Trustee and required to be deposited in the Certificate Account and the Custody Account pursuant to this Agreement will be promptly so deposited by the Trustee. In the absence of investment instructions from the Master Servicer, the Trustee shall have no duty to invest funds on deposit in the Accounts.

         Section 9.02 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 9.01:

                 (i) The Trustee may rely and shall be protected in acting or refraining from acting in reliance on any resolution, Officer's Certificate, certificate of a Servicing Officer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                 (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee's corporate trust department has actual knowledge (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

                 (iv) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                 (v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Bond Insurer or Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund and provided that the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement. The Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation or the Bond Insurer, as the case may be;

                 (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through agents or attorneys; provided, however, that the Trustee may not appoint any agent other than an Affiliate to perform its custodial or paying agent functions under this Agreement without the express written consent of the Master Servicer, which consent will not be unreasonably withheld. The Trustee shall not be liable or responsible for the misconduct or negligence of any of the Trustee's agents or attorneys or a custodian or paying agent appointed hereunder by the Trustee with due care and when required, with the consent of the Master Servicer;

                 (vii) Should the Trustee deem the nature of any action required on its part, other than a payment or transfer under Subsection 4.02(b) or Section 4.03, to be unclear, the Trustee may require prior to such action that it be provided by the Master Servicer with reasonable further instructions;

                 (viii) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be accountable for other than its negligence or willful misconduct in the performance of any such act;

                 (ix) The Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder; and

                 (x) The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by IMH Assets pursuant to this Agreement or the eligibility of any Mortgage Loan for purposes of this Agreement.

         Section 9.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Seller, and the Trustee shall have no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan except as expressly provided in Sections 2.02 and 2.05 hereof. The Trustee's signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Trustee and shall not constitute the Certificates an obligation of the Trustee in any other capacity. The Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Seller with respect to the Mortgage Loans. Subject to the provisions of Section 2.05, the Trustee shall not be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

         Section 9.04 Trustee May Own Certificates. The Trustee in its individual capacity or in any capacity other than as Trustee hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not Trustee, and may otherwise deal with the parties hereto.

         Section 9.05 Eligibility Requirements for Trustee. The Trustee and any successor Trustee shall during the entire duration of this Agreement be a state bank or trust company or a national banking association with its principal office in a state and city reasonably acceptable to the Master Servicer and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee,

$50,000,000, subject to supervision or examination by federal or state authority and, in the case of a successor Trustee other than pursuant to
Section 9.10, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies and the Bond Insurer. The Trustee shall not be an Affiliate of the Master Servicer, unless the Trustee acts as successor Master Servicer hereunder. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this
Section 9.05 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.05, the Trustee shall resign immediately in the manner and with the effect specified in
Section 9.07.

         Section 9.06 Insurance. The Trustee, at its own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance,
(ii) theft of documents insurance and (iii) forgery insurance. All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee as to the Trustee's compliance with this Section 9.06 shall be furnished to the Master Servicer, the Bond Insurer or any Certificateholder upon request.

         Section 9.07 Resignation and Removal of the Trustee. (a) The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Master Servicer, with a copy to the Bond Insurer and the Rating Agencies. Upon receiving such notice of resignation, the Bond Insurer shall, with the consent of the Master Servicer, which consent shall not be unreasonably withheld, promptly appoint a successor Trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning Trustee and the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.05 and shall fail to resign after written request therefor by the Bond Insurer or the Master Servicer or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Bond Insurer, with the consent of the Master Servicer, which consent will not be unreasonably withheld, shall be entitled to remove the Trustee and appoint a successor Trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the Trustee so removed, the successor Trustee and the Bond Insurer.

         (c) The Bond Insurer or Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund with the consent of the Bond Insurer, which consent will not be unreasonably withheld, may at any time remove the Trustee and appoint a successor

Trustee by written instrument or instruments, in quadruplicate, signed by the Bond Insurer or such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to each of the Master Servicer and the Bond Insurer, the Trustee so removed and the successor so appointed.

         (d) No resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.07 shall become effective except upon appointment of and acceptance of such appointment by the successor Trustee as provided in Section 9.08. If the Trustee resigns or is removed pursuant to this Section 9.07, such Trustee shall resign or be removed as Indenture Trustee, and any successor Trustee shall become the successor Indenture Trustee. Conversely, if the Indenture Trustee resigns or is removed pursuant to the Indenture, such Indenture Trustee shall resign or be removed as Trustee hereunder, and any successor Indenture Trustee shall become the successor Trustee hereunder.

         Section 9.08 Successor Trustee. (a) Any successor Trustee appointed as provided in Section 9.07 shall execute, acknowledge and deliver to the Master Servicer, the Bond Insurer and to its predecessor Trustee an instrument accepting such appointment hereunder. The resignation or removal of the predecessor Trustee shall then become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall after payment of its outstanding fees and expenses promptly deliver to the successor Trustee all assets and records of the Trust held by it hereunder, and the Master Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

         (b) No successor Trustee shall accept appointment as provided in this Section 9.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 9.05.

         (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 9.08, the successor Trustee shall mail notice of the succession of such Trustee hereunder to the Bond Insurer and to all Certificateholders at their addresses as shown in the Certificate Register and to the Rating Agencies. The Master Servicer shall pay the cost of any mailing by the successor Trustee.

         Section 9.09 Merger or Consolidation of Trustee. Any state bank or trust company or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any state bank or trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such state bank or trust company or national banking association shall be eligible under the provisions of

Section 9.06. Such succession shall be valid without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 9.010 Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property constituting the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Master Servicer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable.

         (b) If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, or in case an Event of Default with respect to the Master Servicer shall have occurred and be continuing, the Trustee shall have the power to make such appointment without the Master Servicer.

         (c) No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.05 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

         (d) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee and required to be conferred on such co- trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co- trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         (e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its -acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         (f) To the extent not prohibited by law, any separate trustee or co-trustee may, at any time, request the Trustee, its agent or attorney-in-fact, with full power and authority, to do any lawful act under or with respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

         (g) No trustee under this Agreement shall be personally liable by reason of any act or omission of another trustee under this Agreement. The Master Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee, except that following the occurrence of any Event of Default which has not been cured, the Trustee acting alone may accept the resignation of or remove any separate trustee or co-trustee.

         Section 9.011 Master Servicer Shall Provide Information as Reasonably Required. The Master Servicer shall furnish to the Trustee during the term of this Agreement, such periodic, special, or other reports or information as may reasonably be requested by the Trustee in order to fulfill its duties and obligations under this Agreement.

                                   ARTICLE X.

                                  Termination

         Section 10.01 Termination Upon Repurchase by ICI Funding or its Designee or Liquidation of All Mortgage Loans. (a) Subject to Section 10.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby, other than the obligation of the Trustee or the Master Servicer to make payments to Certificateholders as hereinafter set forth and to the Trustee, shall terminate upon:

                 (i) the repurchase by or at the direction of the Master Servicer or its designee of all Mortgage Loans and all property remaining in the Trust at a price equal to (a) 100% of the Outstanding Principal Balance of each Mortgage Loan (other than a Mortgage Loan related to REO Property) as of the date of repurchase, net of the principal portion of any unreimbursed Monthly Advances made by the purchaser, together with interest at the applicable Mortgage Rate accrued but unpaid through and including the last day of the month of repurchase, plus (b) the appraised value of any REO Property (but not more than the Outstanding Principal Balance of the related Mortgage Loan,. together with interest at the applicable Mortgage Rate accrued on that balance but unpaid through and including the last day of the month of repurchase), less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof, such appraisal to be calculated by an appraiser mutually agreed upon by the Master Servicer, the Bond Insurer and the Trustee at the expense of the Master Servicer; or

                 (ii) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired with respect to any Mortgage Loan; provided, however, that in the event that an advance has been made, but not yet recovered, at the time of such termination, the Person having made such advance shall be entitled to receive, notwithstanding such termination, any payments received subsequent thereto with respect to which such advance was made.

         (b) In no event, however, shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date of this Agreement.

         (c) The right of the Master Servicer or its designee to repurchase all Mortgage Loans pursuant to Subsection 10.01(a)(i) above shall be exercisable prior to the 15th day of any month and only if (i) the aggregate Stated Principal Balance of such Mortgage Loans at the time of any such repurchase is less than 10% of the Cutoff Date Balance and (ii) the Bonds have been redeemed in accordance with the provisions of the Indenture.

         (d) The Trustee shall give notice of any termination to the Certificateholders, with a copy to the Bond Insurer and the Rating Agencies, upon which the Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified.

         (e) If the option by the Master Servicer to repurchase or cause the repurchase of all Mortgage Loans under Subsection 10.01(a)(i) above is exercised, the Master Servicer and/or its designee, as the case may be, shall deliver to the Trustee for deposit in the Certificate Account, by the Business Day prior to the applicable Distribution Date, an amount equal to the repurchase price for the Mortgage Loans being purchased by it and all property acquired with respect to such Mortgage Loans remaining in the Trust. Upon the presentation and surrender of the Certificates, the Trustee shall distribute
(A) to the Certificateholders, an amount equal to (i) the amount otherwise distributable to the Certificateholders on such Distribution Date but for such repurchase and (ii) the Current Principal Amount and any accrued but unpaid interest at the Pass-Through Rate and (B) the remainder, if any, to the Master Servicer. Upon deposit of the required repurchase price and delivery to the Trustee of an Officer's Certificate from the Master Servicer certifying that such deposit in the Certificate Account has been made, and following such final Distribution Date, the Trustee shall promptly release to the Master Servicer and/or its designee, as the case may be, the Mortgage Files for the remaining Mortgage Loans, and the Accounts shall terminate, subject to the Trustee's obligation to hold any amounts payable to Certificateholders in trust without interest pending final distributions pursuant to Subsection 10.01(i).

         (f) In the event that this Agreement is terminated by reason of the payment or liquidation of all Mortgage Loans or the disposition of all property acquired with respect to all mortgage Loans under Subsection 10.01(a)(ii) above, the Master Servicer shall deliver to the Trustee for deposit in the Certificate Account all distributable amounts remaining in the Custody Account and shall cause the Sub-Servicers to deliver to the Trustee for deposit in the Certificate Account all distributable amounts remaining in their Protected Accounts. Upon the presentation and surrender of the Certificates, the Trustee shall distribute to the Certificateholders, in accordance with their respective interests, all distributable amounts remaining in the Certificate Account. Upon deposit by the Sub-Servicers of such distributable amounts and delivery to the Trustee of an Officer's Certificate from the Master Servicer certifying that such deposit has been made, and following such final Distribution Date, the Trustee shall promptly release to the Master Servicer the Mortgage Files for the remaining Mortgage Loans, and the Accounts shall terminate, subject to the Trustee's obligation to hold any amounts payable to the Certificateholders in trust without interest pending final distributions pursuant to Subsection 10.01(i).

         (g) If not all of the Certificateholders shall surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, not all the Certificates shall have been surrendered for cancellation, the Trustee may take appropriate steps, or appoint any agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to this Agreement.

         (h) In addition and without prejudice to the foregoing, the respective obligations of the Seller, the Master Servicer and the Trustee created hereby may be terminated in respect of the Certificates on any date occurring after maturity of the Bonds and the release of the Certificates from any pledge securing the Bonds. Termination in the foregoing circumstances shall be effected upon receipt by the Trustee of written notice from 100% of the Certificateholders requiring termination of this Agreement in respect of the Certificates and requesting the transfer of the Trust Fund to them in the manner specified in such notice.

                                  ARTICLE XI.

                            Miscellaneous Provisions

         Section 11.01 Amendment. (a) This Agreement may be amended from time to time by the Seller, the Trustee and the Master Servicer, with the written consent of the Bond Insurer (which consent will not be unreasonably withheld), without notice to or the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein that may be defective or inconsistent with any other provisions herein, to comply with any changes in the Code or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an opinion of Independent Counsel, (i) adversely affect in any material respect the interests of any Certificateholder, or (ii) adversely affects the tax consequences to the Trust Fund or to a Certificateholder with respect to the holding of a Certificate.

         (b) This Agreement may also be amended from time to time by the Seller, the Trustee and the Master Servicer, with the consent of the Bond Insurer (which consent will not be unreasonably withheld), with the consent of the holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Bond Insurer (which consent shall not unreasonably be withheld) and the Holders of all Certificates then outstanding.

         (c) Promptly after the execution of any such amendment, the Trustee shall furnish a copy of such amendment or written notification of the substance of such amendment to each Certificateholder, with a copy to the Rating Agencies and the Bond Insurer.

         (d) In the case of an amendment under Subsection 11.01(b) above, it shall not be necessary for the Certificateholders to approve the particular form of such an amendment. Rather, it shall be sufficient if the Certificateholders approve the substance of the amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         Section 11.02 Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Master Servicer shall effect such recordation, at its expense upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

         Section 11.03 Limitation on Rights of Certificateholders. (a) The death or incapacity of any Certificateholder shall not terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         (b) Except as expressly provided in this Agreement, no Certificateholders shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to establish the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholders be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Agreement against the Seller, the Master Servicer or any successor to any such parties unless (i) such Certificateholder previously shall have given to the Trustee a written notice of a continuing default, as herein provided, (ii) the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs and expenses and liabilities to be incurred therein or thereby, and (iii) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.

         (d) No one or more Certificateholders shall have any right by virtue of any provision of this Agreement to affect the rights of any other Certificateholders or to obtain or seek to obtain priority or preference over any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.04, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.04 Acts of Certificateholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is expressly required, to the Seller. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Seller, if made in the manner provided in this Section 11.05.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing on such Certificates, except an endorsement in accordance with Section 5.02 made on a Certificate presented in accordance with
Section 5.04) shall be proved by the Certificate Register, and neither the Trustee, the Seller, the Master Servicer nor any successor to any such parties shall be affected by any notice to the contrary.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the holder of any Certificate shall bind every future holder of the same Certificate and the holder of every Certificate issued upon the registration of transfer or exchange thereof, if applicable, or in lieu thereof with respect to anything done, omitted or suffered to be done by the Trustee, the Seller, the Master Servicer or any successor to any such party in reliance thereon, whether or not notation of such action is made upon such Certificates.

         (e) In determining whether the Holders of the requisite percentage of Certificates evidencing Fractional Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Trustee in its individual capacity, the Seller, the Master Servicer or any Sub-Servicer or any Affiliate thereof shall be disregarded, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which the Trustee knows to be so owned shall be so disregarded. Certificates which have been pledged in good faith to the Trustee in its individual capacity, the Seller, the Master Servicer or any Sub-Servicer or any Affiliate thereof may be regarded as outstanding if the pledgor establishes to the satisfaction of the Trustee the pledgor's right to act with respect to such Certificates and that the pledgor is not an Affiliate of the Trustee, the Seller, the Master Servicer or any Sub- Servicer, as the case may be.

         Section 11.05 Governing Law. THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES AND THE OBLIGATIONS,

RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 11.06 Notices. All demands and notices hereunder shall be in writing and shall be deemed given when delivered to (i) in the case of the Seller, 6400 S. Fiddler's Green Circle, Suite 1200B, Englewood, Colorado,
Attention: Howard J. Glicksman, Esq. (with a copy to Ms. Helen M. Dickens), or such other address as may hereafter be furnished to the other parties hereto in writing; (ii) in the case of the Master Servicer, 20371 Irvine Avenue, Santa Ana Heights, California 92707, Attention: Richard Johnson or such other address as may hereafter be furnished to the other parties hereto in writing; (iii) in the case of the Trustee, at its Corporate Trust Office, Attention: FAIC II/ICI 1996-A, or such other address as may hereafter be furnished to the other parties hereto in writing; (iv) in the case of the Rating Agencies, S&P, 25 Broadway, New York, New York 10004 Attention: Residential Mortgage Surveillance Group and Moody's, 99 Church Street, New York, New York 10007, Attention:
Residential Mortgage Pass-Through Group; or (v) in the case of the Bond Insurer, 245 Park Avenue, New York, New York 10222, Attention: Senior Vice President Surveillance Department, or to such other address as may hereafter by furnished to the parties hereto in writing by the Bond Insurer (with a copy to the attention of the General Counsel and Head Financial Guaranty Group marked "URGENT MATERIAL ENCLOSED" in the case of any notice of a Master Servicer Event of Default or any notice where failure to respond is deemed consent or acceptance). Any notice delivered to the Seller, the Master Servicer or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         Section 11.07 Restrictions on Sale of Mortgage Loans. The Trustee is prohibited from selling or otherwise disposing of any Mortgage Loans, except as specifically set forth herein, unless (i) the consent of all of the Certificateholders has been obtained and (ii) the Bonds are no longer outstanding.


         Section 11.08 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

         Section 11.09 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

         Section 11.10 Article and Section Headings. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

         Section 11.11 Counterparts. This Agreement may be executed in two or more counterparts each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

         Section 11.12 Notice to Rating Agencies and Bond Insurer. The article and section headings herein are for convenience of reference only, and shall not limited or otherwise affect the meaning hereof. The Trustee shall use its best reasonable efforts to promptly provide notice to each Rating Agency and the Bond Insurer with respect to each of the following which it has actual knowledge:

         1.      Any change or amendment to this Agreement;

         2. The occurrence of any Event of Default that has not been cured;

         3. The resignation or termination of the Master Servicer or the Trustee;

         4.      The repurchase or substitution of Mortgage Loans;

         5.      The final payment to Certificateholders; and

         6. Any change in the location of the Custody Account or the Certificate Account.

         In addition, the Trustee shall promptly furnish to each Rating Agency and the Bond Insurer copies of the following:

         1.      Each report to Certificateholders described in Section 6.06;
                 and

         2. Each annual independent public accountants' servicing report received as described in Section 3.16.

         Section 11.013 Rights of the Bond Insurer. (a) The Bond Insurer is an express third-party beneficiary of this Agreement unless a Bond Insurer Default exists.

         (b) On each Distribution Date the Trustee shall forward to the Bond Insurer a copy of the reports furnished to the Certificateholders on such Distribution Date.

         (c) The Trustee shall provide to the Bond Insurer copies of any Opinion of Counsel, Officer's Certificate, request for consent or request for amendment to any document related hereto promptly upon the Trustee's production or receipt thereof.

         (d) For so long as a Bond Insurer Default exists and is continuing, the Bond Insurer shall have no right to control, direct or maintain any actions or require any consents or approval under this Agreement.

         IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

FUND AMERICA INVESTORS CORPORATION II,
as Seller


                                   By:  ________________________________________
                                         Name:  Jamie R. Gross
                                         Title:  Vice President


                                   ICI FUNDING CORPORATION,
                                   as Master Servicer


                                   By:  ________________________________________
                                         Name: William S. Ashmore
                                         Title:    Executive Vice President


                                   BANKERS TRUST COMPANY OF CALIFORNIA, N.A., as Trustee


                                   By:  ________________________________________
                                         Name:  Michelle Lambott
                                         Title:  Assistant Vice President

STATE OF NEW YORK         )
                          )  ss.:
COUNTY OF NEW YORK        )

         On the 25th day of April, 1996 before me, a notary public in and for said State, personally appeared Jamie R. Gross, known to me to be a Vice President of Fund America Investors Corporation II, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        ________________________________________
                                        Notary Public

[Notarial Seal]

STATE OF CALIFORNIA )
                    )  ss.:
COUNTY OF CALIFORNIA)

         On the 25th day of April, 1996 before me, a notary public in and for said State, personally appeared _______________, known to me to be a __________ of ICI Funding Corporation, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        ________________________________________
                                        Notary Public

[Notarial Seal]

STATE OF NEW YORK  )
                   )  ss.:
COUNTY OF NEW YORK )

         On the 25th day of April, 1996 before me, a notary public in and for said State, personally appeared Michelle Lambott known to me to be an Assistant Vice President of Bankers Trust Company of California, N.A., the national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said bank and acknowledged to me that such bank executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        ________________________________________
                                           _____________________________________
                                           _ Notary Public

[Notarial Seal]

                                   EXHIBIT A

                              Form of Certificate

                             [begins on next page]

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED BELOW). ACCORDINGLY, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL AMOUNT OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF FUND AMERICA INVESTORS CORPORATION II OR THE TRUSTEE (AS DEFINED HEREIN).




                MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 1996-A

                evidencing a beneficial ownership interest in a
                     trust fund which consists of a pool of
                 conventional mortgage loans, secured by liens
          on one- to four-family residential real properties, sold by

                     FUND AMERICA INVESTORS CORPORATION II


Certificate No. __                        Initial Principal Amount: $301,578,036

Initial Pass-Through Rate: Variable         Fractional Undivided Interest:  100%

First Distribution Date:  May 25, 1996               Cut-Off Date: April 1, 1996

         This certifies that _____________________________, is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates in a trust fund (the "Trust Fund") consisting primarily of conventional first and second lien mortgage loans (the "Mortgage Loans"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the "Agreement"), by and between Fund America Investors Corporation II, as seller, ICI Funding, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

         Interest in respect of this Certificate will accrue on the Current Principal Amount hereof during the first Interest Accrual at a per annum rate equal to the Initial Pass-Through Rate as specified on the face hereof. Interest in respect of this Certificate will accrue on the Current Principal Amount hereof during each subsequent Interest Accrual Period at a rate equal to the Pass-Through Rate (as specified in the Pooling and Servicing Agreement). The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date on the face page hereof, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to the Certificateholders. The Assumed Final Distribution Date is the first anniversary of the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

         Distributions on this Certificate will be made by the Trustee (i) by check mailed to the Certificateholder entitled thereto at the address appearing in the Certificate Register or (ii) upon receipt by the Trustee on or before the fifth Business Day preceding the Record Date of written instructions from a Certificateholder representing an initial aggregate Current Principal Amount of not less than $1,000,000, by wire transfer to a United States money account maintained by the Payee at any United States depository institution with appropriate facilities for receiving such a wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

         This Certificate is one of a duly authorized issue of certificates designated as set forth on the face hereof (the "Certificates"), issued in one class. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights, and limitations of rights, benefits, obligations, and duties evidenced hereby, and the rights, duties, and immunities of the Trustee.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Master Servicer and the rights of the Certificateholders under the Agreement from time to time by the Master Servicer and the Trustee with the consent of Certificateholders evidencing Fractional Undivided Interests aggregating not less than 51% (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Certificateholder shall be conclusive and binding on such Certificateholder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         No transfer of a Certificate or Certificates shall be made unless such transfer is made in accordance with the provisions of the Securities Act of 1933, as amended, (the "Act"). In the event that a transfer is to be made in reliance upon an exemption from the Act, the Trustee may require, in order to assure compliance with the Act, that the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee each certify to the Trustee in writing the facts surrounding such transfer. In the event that such certification of facts does not on its face establish the availability of an exemption under Section 4(5) or a comparable provision of the Act, the Trustee shall require an Opinion of Counsel satisfactory to it that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be an expense of the Master Servicer or the Trustee. Neither the Master Servicer nor the Trustee is obligated to register any of the Certificates under the Act or any other federal or state securities law.

         It is a condition to the transfer of any Certificate to any Person other than the Indenture Trustee that the transferee certify in writing to the Seller and the Trustee that such transferee (i) is not an employee benefit plan, trust or account, including an individual retirement account, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or that is described in Section 4975(e)(1) of the Federal Tax Laws (any such plan, trust or account being referred to as a "Plan") and (ii) has not acquired and will not acquire such Certificate with plan assets, within the meaning of 29 CFR 2510.3-101, of a Plan.

         Subject to the preceding two paragraphs, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to the Agreement and upon satisfaction of all requirements for transfer, the Trustee shall execute, countersign and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate Fractional Undivided Interest.

         At the option of the Certificateholders, Certificates may, upon satisfaction of the requirements for exchange, be exchanged for other Certificates of authorized denominations of the same aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute, countersign and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Each Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form acceptable to the Trustee, and duly executed by the holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any transfer or exchange of any Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of any Certificates.

         The Certificates are issuable only as registered Certificates without coupons in the denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

         Prior to due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, and any agent of the Seller, the Master Servicer, or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions thereon and for all other purposes whatsoever. Neither the Seller, the Master Servicer, the Trustee, the Bond Insurer nor any agent of the Seller, the Master Servicer or the Trustee or the Bond Insurer shall be affected by notice to the contrary. No Certificate shall be deemed duly presented for a transfer effective on any Record Date unless the Certificate to be transferred is presented no later than the close of business on the third Business Day preceding such Record Date.

         The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the making of the final payment or other liquidation, or any advance with respect thereto, of the last Mortgage Loan remaining in the Trust Fund and (B) the disposition of all property acquired with respect to any Mortgage Loan, or (ii) the optional repurchase by the Master Servicer or its designee of all the Mortgage Loans and all properties remaining in the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only prior to the 15th day of any month and only if (i) the aggregate Scheduled Principal Balance of the Mortgage Loans is less than 10% of the Cut-Off Date Balance and (ii) the Bonds have been redeemed in accordance with the provisions of the Indenture. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

         Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, this Certificate has been be duly executed by the Trustee, not in its individual capacity but solely as Trustee.




                                  BANKERS TRUST COMPANY OF CALIFORNIA,
N.A.


                                  By:_____________________________________
                                      Authorized Signatory of
                                      Bankers Trust Company of California, N.A.,
                                      not in its individual capacity but solely
                                      as Trustee

Countersigned:

By:___________________________________________
Authorized Signatory of
Bankers Trust Company of California, N.A., not
in its individual capacity but solely as Trustee

Dated:

                                   ASSIGNMENT

         FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert social security
 or other identifying number of assignee)

________________________________________________________________________________

________________________________________________________________________________

                  (Please print or typewrite name and address
                     including postal zip code of assignee)


this Certificate evidencing an Undivided Fractional Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Certificate and Undivided Fractional Interest, to the above named assignee and deliver such Certificate to the following address:




Dated:____________________________


                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                                   EXHIBIT B

                             Mortgage Loan Schedule

                                   EXHIBIT C

              Representations and Warranties of Imperial Holdings
                         Concerning the Mortgage Loans

                 (1) the information set forth in the Mortgage Loan Schedules is true and correct in all material respects;

                 (2) the terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, if required by law in the jurisdiction where the Mortgaged Property is located or as approved by the title insurer, to the extent required by the Primary Mortgage Insurance Policy;

                 (3) except as otherwise noted in the Mortgage Loan Schedules, the Mortgage File for each Mortgage Loan contains a true, accurate and correct copy of each of the documents specified to be contained therein in the form so specified for each Mortgage Loan;

                 (4) immediately prior to the transfer to the Purchaser, the Seller was the sole owner of beneficial title to and holder of each Mortgage and Mortgage Note relating to the Mortgage Loans and is conveying the same to the Purchaser free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature, except for liens which will be released simultaneously with such conveyance;

                 (5) each Mortgage is a valid and enforceable first lien (in the case of a Adjustable Rate Mortgage Loan) or second lien (in the case of a Fixed Rate Mortgage Loan) on the property securing the related Mortgage Note and each Mortgaged Property is owned by the Mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs and de minimis PUDs) or by leasehold for a term longer than the term of the related Mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan or referred to in the lender's title insurance policy delivered to the originator of the related Mortgage Loan, (iii) in the case of any Fixed Rate Mortgage Loan, the lien of the related first lien mortgage loan, and (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

                 (6) as of the Cut-Off Date, no payment of principal of or interest on or in respect of any Mortgage Loan is 30 days or more past due;

                 (7) to Seller's knowledge, there is no mechanics' lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in (l) below;

                 (8) as of the Cut-Off Date, (i) no Mortgage Loan had been 30 days or more delinquent more than once during the preceding 12 months, and (ii) to Seller's knowledge, there was no delinquent tax or assessment lien against the property subject to any Mortgage, except where such lien was being contested in good faith and a stay had been granted against levying on the property;

                 (9) there is no valid offset, right of rescission, defense or counterclaim, including the defense of usury, with respect to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note, and no such right of rescission, offset, counterclaim or defense has been asserted with respect thereto;

                 (10) except to the extent insurance is in place which will cover such damage, the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or, to Seller's knowledge, threatened for the total or partial condemnation of any Mortgaged Property;

                 (11) each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, without limitation, the Federal Truth-in-Lending Act and other consumer protection laws, real estate settlement procedures, usury, equal credit opportunity and disclosure laws; each Mortgage Loan is being serviced in all material respects in accordance with applicable state and federal laws, including, without limitation, the Federal Truth-in-Lending Act and other consumer protection laws, real estate settlement procedures, usury, equal credit opportunity and disclosure laws;

                 (12) a lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to FNMA or FHLMC, was issued on the date of the origination of each related Mortgage Loan by a title insurance company that, to Seller's knowledge, is qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Seller and its successors and assigns that the Mortgage is a valid first lien (in the case of a Adjustable Rate Mortgage Loan) or second lien (in the case of a Fixed Rate Mortgage
         Loan) on the related Mortgaged Property. Seller is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and shall remain in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

                 (13) in the event the Mortgage constitutes a deed of trust, either a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage or if no duly qualified trustee has been properly designated and so serves, the Mortgage contains satisfactory provisions for the appointment of such trustee by the holder of the Mortgage at no cost or expense to such holder, and no fees or expenses are or will become payable by Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the mortgagor;

                 (14) the original principal amount of each Adjustable Rate Mortgage Loan is not more than 95% of the Original Value; except as set forth below, each Adjustable Rate Mortgage Loan for which the outstanding principal as of the Cut-Off Date of the related Mortgage Note exceeded 80% of the Original Value is covered by a Primary Mortgage Insurance Policy issued by a private mortgage insurer insuring against default under the Mortgage Note in an amount at least equal to the excess of such outstanding principal amount over 75% of such Original Value until the principal balance of such Adjustable Rate Mortgage Loan is reduced below 80% of the Original Value or, based upon a new appraisal, the principal balance of such Adjustable Rate Mortgage Loan represents less than 80% of the new appraised value; all of the insurers which have Primary Mortgage Insurance Policies with respect to the Adjustable Rate Mortgage Loans meet FNMA's, FHLMC's and the Rating Agencies' standards; approximately 4.17% of the Adjustable Rate Mortgage Loans (by Cut-Off Date Balance) had Loan-to- Value Ratios in excess of 80% and were not covered by Primary Mortgage Insurance Policies. The weighted average Loan-to-Value Ratio of the Adjustable Rate Mortgage Loans does not exceed 80% and the percentage (by Cut-Off Date Balance) of Adjustable Rate Mortgage Loans having Loan-to-Value Ratios in excess of 80% does not exceed 40%. The Loan-to-Value Ratios of the Fixed Rate Mortgage Loans range from 28.73% to 100% and the weighted average combined Loan-to-Value Ratio of the Fixed Rate Mortgage Loans does not exceed 91.0%;

                 (15) at the time of origination, each Mortgaged Property was the subject of an appraisal which conforms to the Seller's underwriting requirements, and a true, accurate and complete copy of such appraisal is contained in the Mortgage File;

                 (16) on the basis of a representation by the borrower at the time of origination of the Mortgage Loans, at least 94% of the Adjustable Rate Mortgage Loans (by Cut-Off Date Balance) will be secured by Mortgages on owner-occupied primary residence properties and at least 99% of the Fixed Rate Mortgage Loans (by Cut-Off Date Balance) will be secured by Mortgages on owner-occupied primary residence properties; at the time of origination of the Mortgage Loans, at least 95% of the Mortgage Loans (by aggregate principal balance) will be secured by Mortgages on properties which were owner-occupied primary residences;

                 (17) the Mortgage Note is not and has not been secured by any collateral, pledged account or other security other than the lien of the corresponding Mortgage and no Mortgage Loan is secured by more than one Mortgaged Property;

                 (18) neither the Seller nor any servicer of the related Mortgage Loans has advanced funds or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage, except for (i) interest accruing from the date of the related Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which precedes by 30 days the first Due Date under the related Mortgage Note, and (ii) customary advances for insurance and taxes;

                 (19) each Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and all parties to each Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

                 (20) each Mortgage Loan contains a "due on sale" clause which provides for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

                 (21) to Seller's knowledge, to the extent required under applicable law, each originator and subsequent mortgagee or servicer of a Mortgage Loan was authorized to transact and do business in each jurisdiction in which the related Mortgaged Property is located at all times when it held or serviced such Mortgage Loan; and, to Seller's knowledge, any obligations of the holder of the related Mortgage Note, Mortgage and other loan documents have been complied with in all material respects; and, to Seller's knowledge, the servicing of each Mortgage Loan has been in accordance with Seller's servicing requirements and the terms of the Mortgage Notes, the Mortgage and other loan documents, whether such origination and servicing was done by the Seller, its affiliates, or any third party which originated the Mortgage Loan on behalf of, or sold the Mortgage Loan to, any of them, or any servicing agent of any of the foregoing;

                 (22) the related Mortgage Note and Mortgage contain customary and enforceable provisions such as to render the rights and remedies of the holder adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial, or, if applicable, non-judicial foreclosure, and there is no homestead or other exemption available to the Mortgagor which would interfere with such right to foreclosure;

                 (23) the proceeds of the Mortgage Loans have been fully disbursed, there is no obligation on the part of the related mortgagees to make future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with; and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date, and no Mortgagor is entitled to any refund of the amounts paid or due under the related Mortgage Note or Mortgage;

                 (24) as of the Closing Date, the improvements on each Mortgaged Property securing a Mortgage Loan are insured by an insurer which is acceptable to Seller against loss by fire and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of (A) the maximum insurable value of the improvements securing such Mortgage Loan (B) the outstanding principal balance of the related Mortgage Loan (together, in the case of a Fixed Rate Mortgage Loan, with the outstanding principal balance of the related first lien mortgage loan), but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder; if the improvement on the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium project; if upon origination of the related Mortgage Loan, the improvements on the Mortgaged Property were in an area identified as a federally designated flood area, a flood insurance policy is in effect in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the Mortgage Loan (together, in the case of a Fixed Rate Mortgage Loan, with the outstanding principal balance of the related first lien mortgage loan), (ii) the restorable cost of improvements located on such Mortgaged Property and (iii) the maximum coverage available under federal law;

                 (25) all insurance policies with respect to a Mortgage Loan contain a standard mortgagee clause naming the originator, its successors and assigns, as the mortgagee thereunder. Such insurance policies require prior notice to the insured of termination or cancellation and no such notice has been received. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

                 (26) there is no material monetary default existing under any Mortgage or the related Mortgage Note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach or event of acceleration; and neither the Seller, any of its affiliates nor any servicer of any related Mortgage Loan has taken any action to waive any default, breach or event of acceleration; no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

                 (27) no Mortgagor, at the time of origination of the applicable Mortgage, was a debtor in any state or federal bankruptcy or insolvency proceeding;

                 (28) all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

                 (29) to the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances, except where the failure to comply would not have a material adverse affect on the market value of the Mortgaged Property;

                 (30) to Seller's knowledge, all improvements which were considered in determining the value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

                 (31) no instrument of release or waiver has been executed in connection with the Mortgage Loans, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the primary mortgage guaranty insurer, if any, and which has been delivered to the Trustee;

                 (32) no Adjustable Rate Mortgage Loan provides for a balloon payment and each Mortgage Note with respect to a Adjustable Rate Mortgage Loan contains provisions providing for its full amortization by the end of its original term and is payable on the first day of each month in monthly installments of principal and interest, with interest payable in arrears, over an original term of not more than 30 years; approximately 32.16% of the Fixed Rate Mortgage Loans (by Cut-Off Date Balance) are balloon loans which provide for regular monthly payments of principal and interest computed on the basis of an amortization term that is longer than the related term to stated maturity, with a balloon payment due at stated maturity;

                 (33) no Mortgage Loan was originated based on an appraisal of the related Mortgaged Property made prior to completion of construction of the improvements thereon unless a certificate of completion was obtained prior to closing of the Mortgage Loan;

                 (34) each of the Mortgaged Properties consists of a single parcel of real property with a detached single-family residence erected thereon, or a two- to four-family dwelling, an individual condominium unit in a condominium project or an individual unit in a planned unit development. No Mortgaged Property consists of a single parcel of real property with a cooperative housing development erected thereon. Any condominium unit or planned unit development either conforms with applicable FNMA or FHLMC requirements regarding such dwellings or is covered by a waiver confirming that such condominium unit or planned unit development is acceptable to FNMA or FHLMC. Measured by principal balance, no more than 20% of the Mortgage Loans are secured by an individual unit in a low-rise or high-rise condominium project, none are secured by real property with a townhouse erected thereon, and at least 94% are secured by real property with a detached single-family residence erected thereon (which may include manufactured housing); No such residence is a mobile home;

                 (35) none of the Mortgage Loans is a "buy down" mortgage loan;

                 (36) no more than 11% of the Adjustable Rate Mortgage Loans (by Cut-Off Date Balance), are subject to provisions which permit or require the conversion of the related Mortgage Rate to a fixed interest rate;

                 (37) as of the Cut-Off Date, the Net Rate of each Adjustable Rate Mortgage Loan was not more than 12.75% per annum and not less than 5.50% per annum, and the weighted average Net Rate of the Adjustable Rate Mortgage Loans was approximately 7.864% per annum;

                 (38) as of the Cut-Off Date, the Net Rate of each Fixed Rate Mortgage Loan was not more than 10.99% per annum and not less than 16.615% per annum, and the weighted average Net Rate of the Fixed Rate Mortgage Loans was approximately 13.375% per annum;

                 (39) the Mortgage Loans were selected from mortgage loans owned by the Seller in a fair manner;

                 (40) The terms of the Mortgage Note related to each Adjustable Rate Mortgage Loan provide that, on the first calendar day of the sixth calendar month following the calendar month in which such Adjustable Rate Mortgage Loan was originated and semi-annually thereafter (each such date, an "Adjustment Date"), the Mortgage Rate on such Adjustable Rate Mortgage Loan will be adjusted to equal the sum, rounded to the nearest multiple of 0.125%, of (a) the arithmetic mean of the London interbank offered rate quotations for six-month Eurodollar deposits (the "Index"), as published by Federal National Mortgage Association or The Wall Street Journal, and most recently available as of 45 days prior to the related Adjustment Date and (b) a fixed percentage amount specified in the related Mortgage Note (each, a "Gross Margin"), ranging from 1.875% to 9.00% per annum, provided, however, that the Mortgage Rate generally will not increase or decrease by more than 1.0% on any related Adjustment Date (the "Periodic Rate Cap"), and will not increase above a specified maximum Mortgage Rate over the life of the Mortgage Loan (the "Maximum Mortgage Rate") or decrease below a specified minimum Mortgage Rate over the life of the Mortgage Loan (the "Minimum Mortgage Rate");

                 (41) as of the Cut-Off Date, the weighted average remaining term of each Adjustable Rate Mortgage Loan is not more than 360 months and not less than 342 months and the weighted average remaining term of Fixed Rate Mortgage Loan is not more than 180 months and not less than 173 months;

                 (42)     with respect to each Fixed Rate Mortgage Loan, either
         (A) no consent for such Fixed Rate Mortgage Loan was required by the holder of the related first lien mortgage loan prior to the making of such Fixed Rate Mortgage Loan or (B) such consent has been obtained and is contained in the related Mortgage File;

                 (43) no more than 17% of the Adjustable Rate Mortgage Loans (by Cut-Off Date Balance) have been the subject of cash-out refinances;

                 (44) no more than 77% of the Fixed Rate Mortgage Loans (by Cut-Off Date Balance) have been the subject of cash-out refinances;

                 (45) no more than 44% of the Adjustable Rate Mortgage Loans (by Cut-Off Date Balance) have been the subject of rate and term refinances and no more than 23% of the Fixed Rate Mortgage Loans (by Cut-Off Date Balance as of the Cut-off Date) have been the subject of rate and term refinances;

                 (46) no fewer than 39% of the Adjustable Rate Mortgage Loans (by Cut-Off Date Balance) are purchase money loans;

                 (47) no more than 77% of the Adjustable Rate Mortgage Loans (by Cut-Off Date Balance) are secured by mortgaged properties located in the state of California, and no more than 5% of the Adjustable Rate Mortgage Loans (by Cut-Off Date Balance) are located in any other state; no more than 65% and 6.5% of the Fixed Rate Mortgage Loans (by Cut-Off Date Balance) are secured by mortgaged properties located in the states of California and Maryland, respectively, and no more than 5% of the Fixed Rate Mortgage Loans (by Cut-Off Date Balance) are located in any other state;

                 (48) the original principal balances of the Adjustable Rate Mortgage Loans ranged from approximately $29,750 to approximately $681,000. The average outstanding principal balance of the Adjustable Rate Mortgage Loans is approximately $198,162; the original principal balances of the Fixed Rate Mortgage Loans ranged from approximately $10,000 to approximately $250,000. The average outstanding principal balance of the Fixed Rate Mortgage Loans is approximately $35,264; and

                 (49) none of the Adjustable Rate Mortgage Loans have original terms to maturity of more than 360 months and none of the Fixed Rate Mortgage Loans have original terms to maturity of more than 180 months.

                                   EXHIBIT D

                              REQUEST FOR RELEASE
                                 (for Trustee)


Loan Information

         Name of Mortgagor:_________________________________________

         Loan No.:        __________________________________________

Trustee:

         Name:            __________________________________________

         Address:         __________________________________________

         Trustee Mortgage
         File No.:        __________________________________________

Master Servicer:

         Name:            __________________________________________

         Address:         __________________________________________

         Certificates:    Fund America Investors Corporation II
                          Mortgage Pass-Through Certificates, Series 1996-A

         The undersigned hereby acknowledges that it has received from Bankers Trust Company of California, N.A., as Trustee for the holders of Fund America Investors Corporation II Mortgage Pass-Through Certificates, Series 1996-A, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of April 1, 1996 (the "Pooling and Servicing Agreement") among Fund America Investors Corporation II, as Seller, ICI Funding Corporation, as Master Servicer and Bankers Trust Company of California, N.A., as Trustee.

(   )    Mortgage Note dated __________, 19__, in the original principal sum of
         $____________, made by _____________, payable to, or endorsed to the order of, the Trustee.

(   )    Mortgage recorded on _________________ as instrument no. _____________
         in the County Recorder's Office of the County of __________, State of ___________ in book/reel/docket _____________ of official records at page/image __________.

(   )    Deed of Trust recorded on ______________ as instrument no. ___________
         in the County Recorder's Office of the County of _________________, State of ________________ in book/reel/docket _____________ of official records at page/image ____________.

(   )    Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
         _____________ as instrument no. _________ in the County Recorder's Office of the County of ___________, State of _______________ in book/reel/docket ________________ of official records at page/image
         ______________.

(   )    _______________________________________________________________________

(   )    _______________________________________________________________________

(   )    _______________________________________________________________________

(   )    _______________________________________________________________________

         The undersigned hereby acknowledges and agrees as follows:

                 (1) The Master Servicer shall, and if the Master Servicer releases the Documents to a Sub-Servicer or related Insurer the Master Servicer shall cause such Sub-Servicer or related Insurer to, hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

                 (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of set off to or against the Documents or any proceeds thereof.

                 (3) The Master Servicer shall return the Documents to the Trustee when the need therefor no longer exists, and in any event within 21 days of the Master Servicer's receipt thereof, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account or the Documents are being used to pursue foreclosure or other legal proceedings and except as expressly provided in the Agreement.

                 (4) Prior to the return of the Documents to the Trustee, the Master Servicer shall, and if the Master Servicer releases such Documents to a Sub-Servicer or related Insurer, the Master Servicer shall cause such Sub-Servicer or related Insurer to, retain the Documents in its control unless the Documents have been delivered to an attorney, or to a public trustee or other public official as required by law, to initiate or pursue legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or nonjudicially, and the Master Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which the Documents were delivered and the purpose or purposes of such delivery.

                 (5) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the possession, custody or control of the Master Servicer.

Date:_____________, 19___.



                                        ________________________________________
                                        [Name of Master Servicer]

                                        By:_____________________________________

                                        Its:____________________________________

                                   EXHIBIT E

                    FORM OF PURCHASER REPRESENTATION LETTER

                             [Purchaser Letterhead]

                                     [Date]


[Issuer]
[Certificate Registrar]
        and
[Seller #1]


Ladies and Gentlemen:

         In connection with the purchase by [Purchaser] from [Seller #1] of approximately $________________ aggregate principal amount of Fund America Investors Corporation II Pass-Through Certificates, Series 1996-A ("the Certificates"), created pursuant to the Pooling and Servicing Agreement dated as of April 1, 1996 by and among Fund America Investors Corporation II, as seller, ICI Funding Corporation, as Master Servicer, and Bankers Trust Company of California, N.A., as Trustee, we hereby represent and covenant to you the following:

         (a) [Purchaser] is acquiring the Certificates for itself and not for any other persons or entity.

         (b) [Purchaser] is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933 and is experienced in making investments in securities comparable to the Certificates.

         (c) [Purchaser] has been furnished with all information regarding the Certificates which it has requested from [Seller #1] or [Issuer].

         (d) [Purchaser] has not offered or sold any of the Certificates to, solicited offers to buy any Certificates from, or otherwise approached or negotiated with respect to the Certificates with, any prospective purchaser, or taken any other action which would result in a violation of Section 5 of the Securities Act of 1933 or any applicable state securities laws.

         (e) [Purchaser] is acquiring the Certificates for investment purposes and not with a view to resale or distribution.

[Issuer]
[Date]
Page -2-




         (f) [Purchaser] will not transfer, sell, pledge, encumber or otherwise dispose of the Certificates in any manner which would result in a violation of Section 5 of the Securities Act of 1933 or any applicable state securities laws.

         (g) [Purchaser] (i) is not an employee benefit plan, trust or account, including an individual retirement account, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or that is described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, (any such plan, trust or account being referred to as a "Plan") and
(ii) has not acquired and is not acquiring the Certificates with plan assets, within the meaning of 29 CFR 2510.3-101, of a Plan.


                               Very truly yours,

                               [Purchaser]



                               By:_____________________________________

                                    Name:______________________________

                                    Title:______________________________

                                   EXHIBIT F

                        FORM OF INITIAL CERTIFICATION
[Seller]

[Certificate Insurer]

[Master Servicer]

         Re: Pooling and Servicing Agreement dated as of April 1, 1996, among Fund America Investors Corporation II, as seller, ICI Funding Corporation, as master servicer, and Bankers Trust Company of California, N.A., as trustee for Mortgage Pass-Through Certificates, Series 1996-A

Ladies and Gentlemen:

         In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, except as otherwise noted on the attached exception report, that as to each Mortgage Loan listed on the Mortgage Loan Schedules (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the items specified in subparagraphs (i) and (ii) of Section 2.01 of the Pooling and Servicing Agreement and has determined that: (i) all documents required to be included in the Mortgage File pursuant to the Pooling and Servicing Agreement are in its possession (ii) such documents have been reviewed by it and appear regular on their face, have, where applicable, been executed and relate to such Mortgage Loan; and (iii) based on examination by it, and only as to such documents, the information set forth in the applicable Mortgage Loan Schedule respecting such Mortgage Loan is correct and accurately reflects the information in the Mortgage Loan File.

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representation that any documents specified in subclauses (v) and (vii) of
Section 2.01(b) should be included in any Mortgage File. The Trustee makes no representations as to: (i) the validity, legality, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedules or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.
                                        BANKERS TRUST COMPANY OF
                                          CALIFORNIA, N.A.

                                        By:_____________________________________

                                            Name:_______________________________

                                            Title:______________________________

                                   EXHIBIT G

                          FORM OF FINAL CERTIFICATION

[Seller]
[Certificate Insurer]
[Master Servicer]

         Re: Pooling and Servicing Agreement dated as of April 1, 1996, Fund America Investors Corporation II, as seller, ICI Funding Corporation, as master servicer, and Bankers Trust Company of California, N.A., as trustee for Mortgage Pass-Through Certificates, Series 1996-A

Ladies and Gentlemen:

         In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, except as otherwise noted on the attached exception report, that as to each Mortgage Loan listed on the Mortgage Loan Schedules (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has received the documents set forth in Section 2.01 and has determined that (i) all documents required to be included in the Mortgage File pursuant to the Pooling and Servicing Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face, have, where applicable, been executed and relate to such Mortgage Loan; and (iii) based on examination by it, and only as to such documents, the information set forth in the applicable Mortgage Loan Schedule respecting such Mortgage Loan is correct and accurately reflects the information in the Mortgage Loan File.

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representation that any documents specified in subclasses (v) and (vii) of
Section 2.01(b) should be included in any Mortgage File. The Trustee makes no representations as to: (i) the validity, legality, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedules or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

         Capitalized words and phrases used herein shall have the respective Meanings assigned to them in the above- captioned Pooling and Servicing Agreement.

                                        BANKERS TRUST COMPANY OF
                                          CALIFORNIA, N.A.


                                        By:_____________________________________

                                           Name:________________________________

                                           Title:_______________________________